UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ___)

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Filed by a Party other than the Registrant [   ]

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[X] Definitive Proxy Statement
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[   ] Soliciting Material Pursuant to §240.14a -12

INTELGENX TECHNOLOGIES CORP.
(Name of Registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement), if other than Registrant)

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INTELGENX TECHNOLOGIES CORP.
6420 Abrams
Ville St-Laurent, Quebec H4S 1Y2

March 29, 2018

Dear Shareholder:

            You are cordially invited to attend the 2018 Annual Meeting of Shareholders (the “Meeting”) of IntelGenx Technologies Corp., which will be held at 10:00 a.m. Eastern Time, on Tuesday, May 8, 2018, at the offices of IntelGenx Corp. 6420 Abrams, Saint Laurent, Quebec, H4S 1Y2, Canada. Details of the business to be conducted at the Meeting is provided in the attached Notice of Annual Meeting and Proxy Statement. Included with the Proxy Statement is a copy of the Company’s 2017 Annual Report. We encourage you to read the Annual Report. It includes information on the Company’s operations, markets and products, as well as the Company’s audited financial statements.

            Whether or not you plan to attend the Meeting, it is important that your shares be represented and voted at the Meeting. Therefore, I urge you to vote your shares as soon as possible. Instructions in the proxy card will tell you how to vote by internet, or by returning your proxy card by mail. The proxy statement explains more about proxy voting. Please read it carefully.

            I look forward to meeting those of you who will be able to attend the Meeting, and I appreciate your continued support of our company.

Sincerely,

/s/ Horst G. Zerbe
Horst G. Zerbe
Chairman, President and Chief Executive Officer

INTELGENX TECHNOLOGIES CORP.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 8, 2018

To the Shareholders of IntelGenx Technologies Corp.:

            NOTICE IS HEREBY GIVEN that the 2018 Annual Meeting of Shareholders (the “Meeting”) of IntelGenx Technologies Corp., a Delaware corporation (“IntelGenx” or the “Company”), will be held at 10:00 a.m. Eastern Time on Tuesday, May 8, 2018, at the offices of IntelGenx Corp. 6420 Abrams, Saint Laurent, Quebec, H4S 1Y2, Canada for the following purposes:

            1.        To elect six directors to the Company’s Board of Directors to serve until the next Annual Meeting of Shareholders of the Company or until their successors are duly elected and qualified;

            2.        To ratify the appointment of Richter LLP as the Company's Independent Registered Public Accountants for the 2018 fiscal year; and

            3.        To vote on executive compensation; and

            4.        To approve the Performance and Restricted Share Unit Plan; and

           5.        To authorize the Board of Directors of the Company to effect a consolidation of the shares of our Common Stock, for the primary purpose of an up-listing in the United States, in a ratio of between one-for-three and one-for-eight, in their sole discretion but without obligation, as further descripted in the proposal.

            6.        To consider and transact such other business as may properly come before the Meeting and any adjournments thereof.

            The foregoing items are more fully described in the Proxy Statement, which is attached and made a part of this Notice.

            The Board of Directors has fixed the close of business on March 12, 2018 as the date for determining the shareholders of record entitled to receive notice of, and to vote at, the Meeting and any adjournments thereof.

Dated: March 29, 2018	By Order of the Board of Directors,

/s/ Ingrid Zerbe
Ingrid Zerbe
Corporate Secretary

PLEASE PROMPTLY VOTE OVER THE INTERNET AS DESCRIBED ON THE ENCLOSED PROXY CARD, OR COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. THE PROMPT RETURN OF PROXIES WILL INSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION.

            It is desirable that as many shareholders as possible be represented, in person or by proxy, at the Meeting. Consequently, whether or not you now expect to be present, please execute and return the enclosed proxy. You have the power to revoke your proxy at any time before it is exercised, and the giving of a proxy will not affect your right to vote in person if you attend the Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ALL OF THE PROPOSALS SET FORTH HEREIN.

INTELGENX TECHNOLOGIES CORP.
6420 Abrams
Ville St-Laurent, Quebec H4S 1Y2

PROXY STATEMENT

2018 ANNUAL MEETING OF SHAREHOLDERS

May 8, 2018

Introduction

            This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of IntelGenx Technologies Corp. (the “Company”) for use at the Company's Annual Meeting of Shareholders to be held on Tuesday, May 8, 2018, and at any adjournment thereof (the “Meeting”). Further, solicitation of proxies may be made personally, by post or by telephone by regularly employed officers and other employees of the Company, who will receive no additional compensation for such.

             Only shareholders of record (each a “Shareholder” and collectively, the “Shareholders”) at the close of business on March 12, 2018 (the “Record Date”) are entitled to vote at the Meeting. As of the Record Date, there were issued and outstanding 67,731,467 shares of the Company's common stock (the “Common Stock”). Each outstanding share of Common Stock is entitled to one vote on all matters properly coming before the Meeting. All properly executed, unrevoked proxies on the enclosed form of proxy that are received in time will be voted in accordance with the Shareholder's directions and, unless contrary directions are given, will be voted for the proposals (each a “Proposal” and collectively the “Proposals”) described herein. Anyone giving a proxy may revoke it at any time before it is exercised by giving the board of directors of the Company written notice of the revocation, by submitting a proxy bearing a later date or by attending the Meeting and voting in person.

            The presence in person or by properly executed proxy of holders representing a majority of the issued and outstanding shares of the Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Meeting. Assuming a quorum is present at the Meeting, approval of proposal 1, 2 and 3 presented herein require the vote of a majority of the shares of Common Stock present or represented by proxy and voting at the Meeting. Approval of proposal 4 requires the affirmative vote by a majority of votes cast by all Stockholders at the Meeting, excluding votes attached to Common Stock beneficially owned by insiders of the Company to whom awards may be granted pursuant to the Performance and Restricted Share Unit Plan (the “PRSU Plan”) and their associates in accordance with the policies of the TSX Venture Exchange. Approval of proposal 5 requires the affirmative vote of a majority of the outstanding voting power entitled to vote at the meeting. Votes cast by proxy or in person at the Meeting will be tabulated by our transfer agent, Philadelphia Stock Transfer, Inc., who will act as inspector of elections and who will determine whether or not a quorum is present. Shares of Common Stock represented by proxies that are marked “abstain” will be included in the determination of the number of shares present and voting for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are not counted as voted either for or against Proposals 1 and 2, but are considered a vote against Proposals 3, 4 and 5.

             The Board of Directors of the Company (the “Board”) has adopted and approved each of the Proposals set forth herein and recommends that the Company's Shareholders vote “FOR” each of the Proposals.

             Copies of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (the “2017 Fiscal Year”) including the audited financial statements set forth therein, which are incorporated by reference into this Proxy Statement and made a part hereof, are being mailed or sent electronically concurrently herewith to all Shareholders of record at the close of business on March 12, 2018.

             This Proxy Statement, the accompanying Notice of Meeting and the form of proxy have been first mailed to the Shareholders on or about April 2, 2018.

The date of this Proxy Statement is March 29, 2018

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

1. WHAT IS A PROXY?

            It is your legal designation of another person to vote the stock that you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. Dr. Horst G. Zerbe, our President and Chief Executive Officer, has been designated as a proxy for the 2018 Annual Meeting of Shareholders.

2. WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

            The record date for the 2018 Annual Meeting of Shareholders is March 12, 2018. The record date is established by the Company as required by Delaware law and our By-laws. Shareholders of record (registered shareholders and street name holders) at the close of business on the record date are entitled to:

(a)	receive notice of the meeting; and

(b)	vote at the meeting and any adjournments or postponements of the meeting.

3. WHAT IS THE DIFFERENCE BETWEEN A REGISTERED SHAREHOLDER AND A SHAREHOLDER WHO HOLDS STOCK IN STREET NAME?

            If your shares of stock are registered in your name on the books and records of our transfer agent, you are a registered shareholder.

            If your shares of stock are held for you in the name of your broker or bank, your shares are held in street name. The answer to Question 12 describes brokers' discretionary voting authority and when your bank or broker is permitted to vote your shares of stock without instructions from you.

4. WHAT ARE THE DIFFERENT METHODS THAT I CAN USE TO VOTE MY SHARES OF COMMON STOCK?

(a)	Vote By Internet

All shareholders of record can vote by Internet as instructed on the proxy card.

(b)	In Writing:

All shareholders of record can vote by mailing in their completed proxy card (in the case of registered shareholders) or their completed vote instruction form (in the case of street name holders).

(c)	In Person:

All shareholders may vote in person at the meeting (unless they are street name holders without a legal proxy).

5. HOW CAN I REVOKE A PROXY?

            You can revoke a proxy prior to the completion of voting at the meeting by:

(a)	giving written notice to our Corporate Secretary;

(b)	delivering a later-dated proxy; or

(c)	voting in person at the meeting.

6. WHAT ARE THE VOTING CHOICES WHEN VOTING ON DIRECTOR NOMINEES, AND WHAT VOTE IS NEEDED TO ELECT DIRECTORS?

            When voting on the election of director nominees to serve until the 2019 Annual Meeting of Shareholders, shareholders may:

(a)	vote in favor of a specific nominee; or

(b)	withhold vote as to a specific nominee.

            Directors will be elected by a plurality of the votes cast. Our Board recommends a vote “FOR” all of the nominees.

7. WHAT ARE THE VOTING CHOICES WHEN VOTING ON THE RATIFICATION OF THE SELECTION OF RICHTER LLP, AND WHAT VOTE IS NEEDED TO RATIFY ITS SELECTION?

            When voting on the ratification of the selection of Richter LLP as our independent registered public accounting firm, shareholders may:

(a)	vote in favor of the ratification;

(b)	vote against the ratification; or

(c)	abstain from voting on the ratification.

            The selection of the independent registered public accounting firm will be ratified if the votes cast “FOR” are a majority of the votes present at the meeting. The Board recommends a vote “FOR” this proposal.

8. WHAT ARE THE VOTING CHOICES WHEN VOTING ON ADVISORY, NON-BINDING COMPENSATION FOR OUR EXECUTIVE OFFICERS, AND WHAT VOTE IS NEEDED TO APPROVE THE COMPENSATION SCHEME?

(a)	vote in favor;

(b)	vote against; or

(c)	abstain from voting.

The compensation for our named executive officers will be approved, on an advisory, non-binding basis, if a majority of the voting power of the voting shares present at the meeting votes “FOR” the proposal. A properly executed proxy card marked “ABSTAIN” with respect to this proposal will have the same effect as voting “AGAINST” this proposal. The Board recommends a vote “FOR” this proposal.

9. WHAT ARE THE VOTING CHOICES WHEN VOTING ON THE PRSU PLAN, AND WHAT VOTE IS NEEDED TO APPROVE THE PRSU PLAN?

(a)	vote in favor;

(b)	vote against; or

(c)	abstain from voting.

The PRSU Plan will be approved if a majority of the votes cast by disinterested shareholders present at the meeting votes “FOR” the proposal. The “Approval by the Disinterested Shareholders” means approval by a majority of votes cast by all Stockholders at the Meeting, excluding votes attached to Common Stock beneficially owned by insiders of the Company to whom awards may be granted pursuant to the PRSU Plan and their associates in accordance with the policies of the TSX Venture Exchange. A properly executed proxy card marked “ABSTAIN” with respect to this proposal will have the same effect as voting “AGAINST” this proposal. The Board recommends a vote “FOR” this proposal.

10. WHAT ARE THE VOTING CHOICES WHEN VOTING ON THE CONSOLIDATION OF OUR COMMON STOCK (THE “CONSOLIDATION”), AND WHAT VOTE IS NEEDED TO APPROVE THE CONSOLIDATION?

(a)	vote in favor;

(b)	vote against; or

(c)	abstain from voting.

The Consolidation will be approved if a majority of the outstanding voting power entitled to vote at the Meeting votes “FOR” the proposal. A properly executed proxy card marked “ABSTAIN” with respect to this proposal will have the same effect as voting “AGAINST” this proposal. The Board strongly recommends a vote “FOR” this proposal.

11. WHAT IF A SHAREHOLDER DOES NOT SPECIFY A CHOICE FOR A MATTER WHEN RETURNING A PROXY?

            Shareholders should specify their choice for each matter on the enclosed proxy. If no specific instructions are given, proxies which are signed and returned or submitted by e-mail will be voted FOR the election of all director nominees, FOR the proposal to ratify the selection of Richter LLP, FOR the compensation of executive officers and FOR the PRSU Plan.

12. WHO IS ENTITLED TO VOTE?

            You may vote if you owned stock as of the close of business on March 12, 2018. Each share of our Common Stock is entitled to one (1) vote.

13. WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

            It means that your shares are registered differently or that you have multiple accounts with brokers or our transfer agent. Please vote all of these shares. We recommend that you contact your broker or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent for the Proxy Service is Philadelphia Stock Transfer, Inc. 2320 Haverford Rd., Suite 230, Ardmore, PA 19003, Tel. 484-416-3124.

14. WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

            If your shares are registered in your name, they will not be voted unless you submit your proxy card, or vote in person at the meeting. If your shares are held in street name, your bank, brokerage firm or other nominee, under some circumstances, may vote your shares.

            Brokerage firms, banks and other nominees may vote customers' un-voted shares on “routine” matters. Generally, a broker may not vote a customer's un-voted shares on non-routine matters without instructions from the customer and must instead submit a “broker non-vote.” A broker non-vote is counted toward the shares needed for a quorum, but it is not counted in determining whether a matter has been approved. At the meeting, the election of directors, the advisory vote on executive compensation, the approval of the PRSU Plan and the amendment to the Company’s Certificate of Incorporation are non-routine matters and the verification of the auditors is a routine matter.

15. ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?

            Broker non-votes will not be included in vote totals and will not affect the outcome of the vote for directors. In matters other than the elections of directors, abstentions and broker non-votes have the effect of votes against a proposal in tabulations of the votes cast on proposals presented to shareholders.

16. HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

            To hold the meeting and conduct business, one-third of our outstanding voting shares as of March 12, 2018 must be present or represented by proxy at the meeting. On this date, a total of 67,731,467 shares of our Common Stock were outstanding and entitled to vote. Shares representing one-third must be present. This is called a quorum.

            Votes are counted as present at the meeting if the shareholder either:

(a)	Is present and votes in person at the meeting; or

(b)	Has properly voted by Internet or submitted a proxy card.

17. WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

            We will announce preliminary voting results at the annual meeting and publish final results on a current report filed on Form 8-K within four business days of the end of the meeting.

18. UNDER WHAT CIRCUMSTANCES WOULD THE ANNUAL MEETING BE ADJOURNED?

            The annual meeting may be adjourned in the absence of a quorum for the purpose of obtaining a quorum.

            Any adjournment may be made without notice, other than by an announcement made at the annual meeting, by the affirmative vote of a majority of the voting shares present in person or by properly executed proxy at the annual meeting.

19. WHO CAN HELP ANSWER YOUR QUESTIONS

            If you have any questions about any of the proposals to be presented at the annual meeting or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact:

INTELGENX TECHNOLOGIES CORP.
6420 Abrams
Ville St-Laurent, Quebec H4S 1Y2
Telephone: 514-331-7440
Facsimile: 514-331-0436
Email: ingrid@intelgenx.com
Attention: Ingrid Zerbe

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO
BE HELD ON MAY 8, 2018:
This proxy statement and the Annual Report
on Form 10-K for the fiscal year ended
December 31, 2017 are available at
www.pstvote.com/intelgenx2018

PROPOSAL 1

ELECTION OF DIRECTORS

General

             Six directors are to be elected to the Company’s Board of Directors at the Meeting to hold office until the next annual meeting or until their successors are elected. Assuming a quorum is present, the six nominees receiving the highest number of affirmative votes of shares entitled to be voted for such persons will be elected as directors of the Company for the ensuing year. Unless marked otherwise, proxies received will be voted “FOR” the election of the nominees named below. The following schedule sets forth certain information concerning the nominees for election as directors. Each of the six directors has been previously elected by our shareholders.

             In the event the nominees are unable or unwilling to serve as directors at the time of the Meeting, the proxies will be voted for any substitute nominees designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board will be reduced pursuant to an action by the Board of Directors in accordance with the Bylaws of the Company. The Board has no reason to believe that the persons named below will be unable or unwilling to serve as nominees or as directors if elected.

Shareholder Vote Required

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THIS PROPOSAL 1 TO ELECT THE NOMINEES TO THE BOARD OF DIRECTORS LISTED BELOW.

             Listed below are the nominees for directors, with information showing the principal occupation or employment of the nominees for director, the principal business of the corporation or other organization in which such occupation or employment is carried on, and such nominees’ business experience during the past ten years. Such information has been furnished to the Company by the director nominees:

Name	Director since
Horst G. Zerbe, Ph.D.	2006
J. Bernard Boudreau	2006
Bernd J. Melchers	2009
John Marinucci	2010
Clemens Mayr	2015
Mark Nawacki	2016

DIRECTORS AND EXECUTIVE OFFICERS

            The following table sets forth certain information as of March 28, 2018 concerning the directors and officers. The biographies of each of the director nominees below contain information regarding the individual’s service as a director, business experience, director positions held currently or at any time during the last ten years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Board of Directors to determine that the person should serve as a director for the Company

Name	Age	Position	Position since
Horst G. Zerbe(3)	71	President and Chief Executive Officer, Chairman of the Board	April 2006 (except January to July 2014) April 2006
Andre Godin	55	Executive Vice President and Chief Financial Officer	August 2015
Nadine Paiement(4)	41	Vice President, Research and Development Director, Research and Development	January 2016 June 2005
Dana Matzen(4)	40	Vice President, Business and Corporate Development	March 2016
J. Bernard Boudreau(2) (3(1))	73	Director Vice Chairman of the Board	June 2006 March 2014
Bernd J. Melchers(1)	66	Director	April 2009
John Marinucci(1) (2)	61	Director	August 2010
Clemens Mayr(2(3))	49	Director	August 2015
Mark Nawacki(3)	49	Director	August 2016
Ingrid Zerbe(5)	63	Corporate Secretary	April 2006

(1)	Audit Committee member
(2)	Compensation Committee member
(3)	Corporate Governance and Nomination Committee
(4)	VP of Canadian subsidiary IntelGenx Corp.
(5)	Director of Canadian subsidiary IntelGenx Corp.

            All directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. There are no agreements with respect to the election of directors. Officers are appointed annually by the Board and each executive officer serves at the discretion of the board.

Horst G. Zerbe, Ph.D.

            Dr. Zerbe (71) is the founder of IntelGenx Corp. and has been the President, Chief Executive Officer, and Chairman of IntelGenx Technologies Corp. since April 2006. In addition, Dr. Zerbe has served as the President, Chief Executive Officer and Director of IntelGenx Corp., our Canadian Subsidiary, since 2005. Dr. Zerbe retired from his positions as President and Chief Executive Officer on January 1, 2014, and at the request of the Board was reappointed as President and CEO effective July 15, 2014.

            Dr. Zerbe has more than 35 years’ experience in the pharmaceutical industry. He started his career at Schwarz Pharma and subsequently at 3M Pharmaceuticals in Germany. From 1998 to 2005, he served as the President of Smartrix Technologies Inc. in Montreal; prior thereto, from 1994 to 1998, he served as Vice President of R&D and Technology Transfer at LTS Lohmann Therapy Systems in West Caldwell, NJ. During his assignments at 3M and LTS, he gained considerable experience in the technology transfer and commercial manufacturing of transdermal as well as oral film products. Dr. Zerbe has extensive executive level experience, and has been responsible for many strategic and business initiatives. Dr. Zerbe has been involved in new drug development and the acquisition and disposition of new drug candidates and other technology, licensing and distribution matters that are likely to affect our company’s own business efforts.

He has published numerous scientific papers in recognized journals and holds over 30 patents. Dr. Zerbe is married to Ingrid Zerbe, our Corporate Secretary.

            In nominating Dr. Zerbe to serve as a director, the Board considered both Dr. Zerbe’s length and breadth of industry-specific technical and business experience, and his role as founder and Chief Executive Officer of our Subsidiary, IntelGenx Corp. Dr. Zerbe was responsible for developing the vision for our company and identifying many of our current partner relationships. The Board continues to believe that his experience is a strong asset as our company encounters challenges similar to those Dr. Zerbe has been involved with at ours and other companies.

Andre Godin, CPA, CA.

            Mr. Godin (55) has been our Executive Vice President and Chief Financial Officer since August 2015. Mr. Godin has more than 25 years’ experience in the Biotech/Pharma industry. Most recently, from April 2014 to April 2015, he served as Interim CEO and CFO of Neptune Technologies and Bioresources Inc. and both of its subsidiaries Acasti and NeuroBioPharm. He started with Neptune in April of 2003 as Vice President, Administration and Finance and was named its CFO in 2008. Prior to joining Neptune, Mr. Godin was President of a dietary supplement corporation and a corporate controller for a pharmaceutical corporation in OTC products. Mr. Godin holds a Bachelor of Business Administration degree from the University of Quebec in Montreal.

Nadine Paiement, M.Sc

            Ms. Paiement (41) is Vice President, Research and Development at IntelGenx Corp. since January 2016. Nadine Paiement has over 10 years of experience in pharmaceutical research and development. She has been with IntelGenx since June of 2005, where she grew into different positions including her most recent position as Senior Director, Research and Development. Prior to joining IntelGenx, from 1999 to 2005 Ms. Paiement worked as Formulation Scientist for Smartrix Technologies.

            Nadine Paiement holds a M.Sc. degree in Polymer Chemistry from Sherbrooke University, Montreal, Quebec and is co-inventor of IntelGenx's Tri-Layer technology.

Dana Matzen, Ph.D.

            Dr. Matzen (40) is Vice President, Research & Development at IntelGenx Corp. since March 2016. Most recently, from May 2010 to March 2016, Dr. Matzen was Director, Business Development at Paladin Labs, an Endo International company, based in Montreal, Canada. During her time at Paladin, Dr. Matzen was responsible for in-licensing business opportunities for Canada, Africa and Latin America. In addition, Dr. Matzen was in charge for overseeing strategic initiatives for Paladin’s international out-licensing business including alliance management of over 15 existing partners worldwide. More recently, Dr. Matzen joined the Marketing Team and led the successful launch of Iclusig in Canada.

            Prior to joining Paladin, from September 2008 to May 2010, Dr. Matzen was Life Science Specialist at L.E.K. Consulting in London, UK and Los Angeles, U.S. From October 2006 to August 2008, Dr. Matzen was a Postdoctoral Scholar at UCSF focusing on cellular and molecular pharmacology. Dr. Matzen has published several peer-reviewed articles that have been referenced in over 100 publications and was awarded with the Genentech Foundation Postdoctoral Fellowship for outstanding research.

            Dr. Matzen holds a Ph. D in Microbiology and Genetics from the University of Vienna (Max F. Perutz Laboratories) and her Masters in Nutritional Economics from the University Kiel, Germany.

J. Bernard Boudreau, QC, PC

            Mr. Boudreau (73) has been a director of IntelGenx Technologies Corp. since June 2006 and Vice-Chairman of the Board since March 4, 2014. From 2005 to 2008, Mr. Boudreau served as the Vice-President of Pharmeng International Inc., a pharmaceutical manufacturing and consulting company listed on the Toronto Stock Exchange. Since 2001, he has been President and CEO of Radcliffe Consulting and Investment Limited, a private consulting firm located in Halifax, N.S. From 2010 to 2013 he served on the board of directors at Pillar5 Pharma, a privately owned Canadian Company, which was also previously one of our manufacturing partners. Mr. Boudreau has also served on the Board of Directors of a number of public and private companies, including Export Development Canada and the Bank of Canada.

            Mr. Boudreau has a distinguished record as a lawyer, businessman and public figure. His litigation experience includes successful appearances at every level of the judicial system in Nova Scotia. He was appointed as Queen's Counsel in 1985. Mr. Boudreau was first elected to the provincial legislature of Nova Scotia in 1988. He served as Chair of the Public Accounts Committee and opposition critic for Finance and Economic Development. In 1993, he was re-elected as a member of government and held responsibilities as Minister of Finance, Minister of Health, Chair of the Cabinet Priorities and Planning Committee. Mr. Boudreau served as Government Leader in the Senate of Canada and Member of the federal Cabinet between 1999 and 2001.

            In deciding to nominate Mr. Boudreau, our Board considered his service as a director for a number of public and private companies and his broad experience with governance issues facing public companies. The Board also believes his extensive business and legal experience both inside and outside of our industry help him bring technical and non-technical perspectives when handling matters arising before the Board.

Bernd J. Melchers, B.A.

            Mr. Melchers (66) has been a director of IntelGenx Technologies Corp. since April 2009. From January 2001 until his retirement in December 2004, Mr. Melchers was Managing Director of 3M Dyneon Holding GmbH, Germany and Global Chief Financial Officer of the world wide operating 3M Dyneon Group, a subsidiary of 3M Corporation headquartered in Minnesota. Prior to this he served, from July 1995 to December 2000, as the Controller at the European Business Center of 3M Medical Markets Europe in Belgium. Prior to this, he held various senior Financial Manager positions at the Medical-Surgical Division of 3M in St. Paul, Minnesota, at 3M Health Care Products, Germany, and at 3M Pharmaceutical Products, Germany.

            In deciding to nominate Mr. Melchers, the Board considered his 30-years experience within the pharmaceutical and health care industry, together with his extensive hands-on international experience in corporate financial management. The Board also considered his extensive operational and financial expertise, as well as his track record and achievements in global financial management positons of pharmaceutical, medical and specialty chemical businesses.

John Marinucci, C.A., C.P.A., ICD.D, HRCCC

            Mr. Marinucci (61) has been a Director of IntelGenx Technologies Corp. since August 2010. From April 2002 until March 2009, Mr. Marinucci was President and Chief Executive Officer at New Flyer Industries Inc. (NFI), a publicly traded company listed on the Toronto Stock Exchange. NFI is the largest North American manufacturer of heavy-duty transit buses. Mr. Marinucci retired from this position on March 31, 2009 and remains on the board of directors. Prior to this he was, from March 1994 to April 2002, President and Chief Operating Officer at National Steel Car Limited (NSC) and is a former President of the Canadian Association of Railway Suppliers. He is the past Chair of CWB group and of Mohawk College. Currently, Mr. Marinucci serves on the Board of Directors of New Flyer, Seaport Intermodal Inc. and the CWA Foundation and is also an active board member of Pillar5 Pharma, a privately owned Canadian Company and our previous manufacturing partner. Furthermore, he is the Founder, Chairman and Trustee of the Marinucci Family Foundation. Mr. Marinucci is a chartered accountant and a member of the Institute of Corporate Directors.

            In deciding to nominate Mr. Marinucci, the Board considered his extensive Executive Management and Board level experience in other organizations, together with his experience of leading TSX-Listed publicly traded companies.

Clemens Mayr

            Mr. Mayr (49) has been a Director of IntelGenx Technologies Corp. since August 2015.

            Since 2006, Clemens Mayr is a partner of McCarthy Tétrault LLP, a leading Canadian law firm. Prior thereto, he was partner with Ogilvy Renault LLP from 1999 to 2006 and lawyer at this firm from 1997 to 1999. His practice focusses on M&A and capital markets, both domestic and cross-border. In the course of his practice he has advised corporations and boards in numerous industries, including in particular life-sciences and technology. He currently also serves on the Board of Directors of the Institute of Corporate Directors (Quebec Chapter).

            Mr. Mayr was born in Innsbruck, Austria. He received his LLB from the Universite de Montreal in 1990 and was called to the Quebec bar in 1991.

            Since February 2017, McCarthy Tetrault LLP has been acting as the Company’s Canadian legal counsel.

            In deciding to nominate Mr. Mayr, the Board considered his strong background and experience in M&A, capital markets and corporate governance. Mr. Mayr is uniquely qualified to provide guidance to the Company’s executive management in the execution of its growth strategy.

Mark Nawacki, CPA, CA

            Mr. Nawacki (49) has been a Director of IntelGenx Technologies Corp. since August 2016. Prior to his appointment, from February to July 2016, Mr. Nawacki was a member of the Scientific Advisory Board of IntelGenx Corp, which provides advice to the company’s management team. Since February 2015, Mark Nawacki is the President and CEO of Searchlight Pharma Inc., a Canadian-based private specialty pharmaceutical company focused on the acquisition and commercialization of innovative and unique healthcare and pharmaceutical products. He is also a director of Searchlight Pharma Inc. Prior to joining Searchlight Pharma, from September 2003 to September 2014, Mr. Nawacki served as Executive Vice President, Business and Corporate Development of Paladin Labs, where he spent over 11 years building out the Company’s commercial and geographic footprint. Over the course of his 11-year tenure at Paladin, Mr. Nawacki helped shape the therapeutic focus of Paladin’s Canadian business via licensing and acquisitions, and built Paladin’s international expansion and emerging markets strategy.

            Mr. Nawacki holds a BA in International Relations and Russian and East European Studies from the University of Toronto (Trinity), MBA also from the University of Toronto, and is a Canadian-designated CPA. He is a past member of the Board of Trustees of the Licensing Executive Society (USA & Canada) and is a former President and Board Member of the Canadian Healthcare Licensing Association. He also currently serves on the Board of Kane Biotech Inc., a Canadian Company publicly traded on the TSX Venture Exchange, the Montreal Bach Festival and The Sacred Heart School of Montreal.

            In deciding to nominate Mr. Nawacki, the Board considered (i) his executive management experience, (ii) his various board positions, (iii) his scientific expertise, (iv) his life sciences industry experience, (v) his business development experience and (vi) his licensing transactional experience.

Ingrid Zerbe

            Mrs. Zerbe (63) is our Corporate Secretary since 2006. Mrs. Zerbe is the founder of IntelGenx Corp., our Canadian Subsidiary. She served as the President of IntelGenx Corp, from its incorporation in June 2003 until December 2005. She has been a Director of the subsidiary since its incorporation in June 2003 and a Director of the parent company from April 2006 until August 2006. Mrs. Zerbe holds a bachelor degree in economics from a business school in Bottrop, Germany, and a bachelor degree in social sciences from the University of Dortmund, Germany.

            Mrs. Zerbe is married to Dr. Horst G. Zerbe, who is our President, Chief Executive Officer and Chairman of the Board.

CORPORATE GOVERNANCE

Board Leadership Structure

            The Company’s Board is responsible for overseeing the business and affairs of the Company. Members of the Board are kept informed of our business through discussions with the Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in regular quarterly and special meetings of the Board and its committees.

            The Charter of the Board is posted on our website at http://www.intelgenx.com.

            The Board is currently comprised of Dr. Horst G. Zerbe, who serves as our Chairman and five directors, three of which are independent. Dr. Zerbe is also our President and Chief Executive Officer. We believe, because of the size of our Company, that the Company, like many U.S. companies, is currently best served by having one person serve as both Chief Executive Officer and Chairman of the Board. The Board believes that through this leadership structure, Dr. Zerbe is able to draw on his intimate knowledge of the daily operations of the Company and its relationships with partners, customers and employees to provide the Board with leadership in setting its agenda and properly focusing its discussions. As the individual with primary responsibility for managing our day-to-day operations, Dr. Zerbe is also best-positioned to chair regular Board meetings and ensure that key business issues are brought to the Board’s attention. The combined role as Chairman and Chief Executive Officer also ensures that the Company presents its message and strategy to shareholders, partners, customers, employees and other stakeholders with a unified, single voice.

            In 2014 the Board created the position of Vice Chairman, who serves as the independent Lead Director. The role of Lead Director is to facilitate the functioning of the Board, to help ensure that appropriate processes are followed, to assist in fostering and seeking input of independent directors, and to ensure independent director participation in all Board decisions.

            The Lead Director ensures that the Board’s relationship with management functions effectively and furthers the best interest of the Company, including working with the committees appointed by the Board to ensure they have the proper structure and appropriate assignments. The Lead Director also regularly communicates with the Chairman and Chief Executive Officer so that he is aware of any concern of the independent directors and any concerns communicated by our shareholders. The role and responsibilities of the Lead Director are in addition to and distinct from the role of the chair of each of the committees of the Board.

            The mandate of the Vice Chair (Lead Director) is posted on our website at http://www.intelgenx.com.

Independence of Members of the Board of Directors

            The Board has determined that three of our directors, J. Bernard Boudreau, Bernd Melchers, and John Marinucci are independent within the meaning of the director independence standards of both The Nasdaq Stock Market, LLC (“NASDAQ”) and the Securities and Exchange Commission (“SEC”), including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended.

Meetings of the Board of Directors

            The Company's Board held four regular meetings and various Special Meetings during our 2017 Fiscal Year. All our directors attended at least 75% of the board meetings and of the committee meetings on which they served, except for Mr. Troup who was unable to attend 50% of the regular scheduled meetings for medical reasons, but attended the Q1 and Q3 scheduled meetings as well as special board meetings.

            The Company encourages the members of the board to attend the Annual General Meeting to be available to answer shareholder’s questions. All but one of our directors attended the last Annual Meeting in May 2017.

Compensation of the Board of Directors

            Directors are reimbursed for their out-of-pocket expenses incurred in attending meetings of the Board of Directors. As described below in "Director Compensation", during our 2017 Fiscal Year, our Directors of the Board (except for the CEO) received an annual stipend of $36,000, the Vice-Chairman of the Board received an additional annual stipend of $14,500, and each chairman of a Board Committee received $7,500. Director fees are paid in quarterly installments at the beginning of each quarter.

            In November 2016, the Board resolved to compensate non-employee directors for their efforts on special or ad hoc committees or for board approved initiatives that fall outside the scope of customary director’s duties. A daily (per 8 hours) per diem rate of $754 (CA$ 1,000) was established. The Audit Committee Chair needs to approve per diem charges submitted by directors. During fiscal year 2017, a total amount of $1,156 (CA$1,500) was submitted and paid under the new policy.

            Deferred Share Unit Plan. Effective February 7, 2018, the Board approved a Deferred Share Unit Plan (“DSU Plan”) to compensate non-employee directors as part of their annual remuneration. Under the DSU Plan, the Board may grant Deferred Share Units (“DSUs”) to the participating directors at its discretion and, in addition, each participating director may elect to receive all or a portion of his or her annual cash stipend in the form of DSUs. To the extent DSUs are granted, the amount of compensation that is deferred is converted into a number of DSUs, as determined by the market price of our common shares on the effective date of the election. . The earliest redemption date will be six months following retirement of the participant from any position at the Company or its subsidiaries. These DSUs are converted back into a cash amount at the expiration of the deferral period based on the market price of our Common Stock on the expiration date and paid to the director in cash in accordance with the payout terms of the DSU Plan. As the DSUs are on a cash-only basis and no shares of Common Stock will be reserved or issued in connection with the DSUs, no approval was required from the security authorities or shareholders. No DSUs have been granted under the DSU Plan as of the date of this filing.

            Prior to the adoption of the DSU Plan, the non-employee directors received an annual grant of 50,000 stock options. In connection with the adoption of the DSU Plan, the annual grants were terminated effective January 1, 2018. Going forward, the Company intends on compensating non-employee directors with DSUs instead of grants of stock options or PRSUs.

Committees of the Board of Directors

            The Board has three standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nomination Committee. Furthermore, in August 2016, we implemented an ad-hoc-Succession Committee.

            Audit Committee. Our Audit Committee is comprised of independent members of our Board and is currently composed of Bernd Melchers, John Marinucci and Bernhard Boudreau. The Audit Committee held four meetings during our 2017 Fiscal Year.

            Our Audit Committee assists our Board in fulfilling its responsibilities for oversight and supervision of financial and accounting matters. The chairman of the Audit Committee is Mr. Bernd Melchers. Our Audit Committee’s responsibilities include, among others (i) recommending to the Board the engagement of the external auditor and the terms of the external auditor’s engagement; (ii) overseeing the work of the external auditor, including dispute resolution between management and the external auditor, if required; (iii) pre-approving all non-audit services to be provided to us by our external auditor; (iv) reviewing our financial statements, management’s discussion and analysis and annual and interim earnings press releases before this information is publicly disclosed; (v) assessing the adequacy of procedures for our public disclosure of financial information; (vi) establishing procedures to deal with complaints received by us relating to our accounting and auditing matters; and (vii) reviewing our hiring policies regarding employees of our external auditor or former auditor.

            We have adopted, along with our Audit Committee, a written charter of the Audit Committee setting out the mandate and responsibilities of the Audit Committee which provides that the Audit Committee convene no less than four times per year.

            The Audit Committee Charter is posted on our website at http://www.intelgenx.com.

            Accordingly, the Audit Committee discusses with Richter LLP, our auditors, our audited financial statements, including, among other things, the quality of our accounting principles, the methodologies and accounting principles applied to significant transactions, the underlying processes and estimates used by our management in our financial statements and the basis for the auditor's conclusions regarding the reasonableness of those estimates, in addition to the auditor's independence.

            Audit Committee Financial Expert. Mr. Bernd Melchers and Mr. John Marinucci are audit committee financial experts under the rules of the SEC. Mr. Melchers and Mr. Marinucci are “independent directors” as defined in the Nasdaq Stock Market, Inc. Marketplace Rules and meet the independence and experience requirements of the SEC.

            Compensation Committee. Our Compensation Committee is comprised of a majority of independent members of our Board and currently consists of the Chairman of the Compensation Committee, John Marinucci, J. Bernard Boudreau, and Clemens Mayr. The Compensation Committee held six meetings in 2017 and will meet during the first quarter of 2018 to review and discuss fiscal year 2017 executive officers performances and discuss director’s and officer’s incentive compensation for fiscal year 2017.

            Our Compensation Committee reviews and makes recommendations to our Board concerning the compensation of our directors and executive officers which include the review of our executive compensation and other human resource policies, the review and administration of any bonuses and stock options and major changes to our benefit plans and the review of and recommendations regarding the performance of the Chief Executive Office, the Executive Vice President and Chief Financial Officer, the Vice President of Business and Corporate Development and the Vice President of Research and Development of our Company and its subsidiary.

            We have adopted, along with our Compensation Committee, a written charter of the Compensation Committee setting out the mandate and responsibilities of the Compensation Committee which provides that the Compensation Committee convene no less than three times per year.

            The Compensation Committee Charter is posted on our website at http://www.intelgenx.com.

            Compensation Committee Interlocks and Insider Participation. As stated above, the Compensation Committee consists of John Marinucci, J. Bernard Boudreau and Clemens Mayr. There are no interlocking relationships, as described by the Securities and Exchange Commission, between the Compensation Committee members.

            Corporate Governance and Nomination Committee (CG&N). Our Corporate Governance and Nomination Committee is comprised of members of our Board and currently consists of the Chairman of the CG&N Committee, J. Bernard Boudreau, Horst G. Zerbe, Clemens Mayr and Mark Nawacki. The CG&N Committee was implemented in August 2015 and held two meeting in 2017.

            The CG&N Committee is responsible for performing the duties set out in his Charter to enable the Board to discharge its responsibilities and obligations with respect to identifying and recommending candidates for election to the Board and all committees of the Board. Furthermore, the CG&N Committee is responsible for developing an effective corporate governance system for IntelGenx Technologies Corp., and for reviewing and assessing on an ongoing basis our corporate governance and public disclosure.

            In considering a potential candidate, the CG&N Committee considers both the qualities and skills that the Board, considered in its entirety, currently possesses and that the Board should possess. Based on the skills and experiences already represented on the Board, the CG&N Committee will consider the experience, personal attributes and qualities that a candidate should possess in light of the anticipated growth and development of the Company. The CG&N Committee recognizes the benefits of promoting diversity at the Board level. Diverse perspectives linked in common purpose contribute to innovation and growth of the Company. In considering candidates and selecting nominees for the Board, diversity, including gender diversity, is an important factor considered by the CG&N Committee. In assessing a candidate’s suitability, the CG&N Committee also takes into consideration the existing commitments of the individual to ensure that each member has sufficient time to discharge such member’s duties.

            Notwithstanding the fact that the CG&N Committee is charged with the responsibility of identifying potential new Board members, all members of the Board are eligible to put forth candidates for the CGNC Committee to consider. Additionally, the Board may engage recruiting firms to assist with identifying qualified candidates. Once candidates have been approved by the CG&N Committee and their interest level gauged, the entire Board discusses, both formally and informally, the suitability of a particular candidate.

            Stockholders may recommend individuals to our Board for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials to our principal office, 6420 Abrams, Ville St. Laurent, Quebec H4S 1Y2, Attn: Corporate Secretary. Assuming that appropriate biographical and background material has been provided on a timely basis, our Board will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If our Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting.

            We have adopted, along with our GC&N Committee, a written charter of the GC&N Committee setting out the mandate and responsibilities of the GC&N Committee which provides that the Committee convene as frequently as it determines necessary but not less frequently than twice each year.

            The Corporate Governance and Nomination Committee Charter is posted on our website at http://www.intelgenx.com.

            Ad-hoc Succession Committee. Our ad-hoc Succession Committee is comprised of members of our Board and currently consists of the Vice Chairman of the Board, J. Bernard Boudreau, Clemens Mayr and Horst G. Zerbe. The ad-hoc Succession Committee was implemented in August 2016 with the objective to establish the framework for the search of the planned and/or unplanned, interim or permanent successor of our current CEO and President. The committee had met on several occasions to create an Interim CEO Replacement Plan. The Board adopted the plan in November of 2016, which provides directions for the temporary succession of the CEO in the event of his planned or potentially unplanned departure or leave of absence. The decision on a CEO successor will be made at some appropriate future date by the full Board

Board’s Role in Risk Oversight

            Our management has responsibility for managing day-to-day risk and for bringing the most material risks facing the Company to the Board’s attention. The Board takes an active role in risk oversight related to the Company both as a full Board and through its committees. To facilitate the Board’s risk oversight responsibility, management provides the Board with information about its identification, assessment and management of critical risks and its risk mitigation strategies. This information is communicated to the Board and its committees at regular and special meetings, through reports, presentations and discussions with key management personnel and representatives of outside advisors, such as our independent auditors, as appropriate. During regular Audit Committee meetings, committee members discuss the financial results for the most recent fiscal quarter with the independent auditors, Chief Financial Officer and Chief Executive Officer. The Audit Committee also meets with and provides instruction to the independent auditors outside the presence of management. These discussions allow the members of the Audit Committee to analyze any significant risks that could materially impact the financial health of our business.

            The Compensation Committee oversees the company’s executive compensation arrangements, including the identification and management of risks that may arise from the Company’s compensation policies and practices.

Executive Compensation

            The key objectives of the Company's executive compensation policies are to attract and retain key executives who are important to the long-term success of the Company and to provide incentives for these executives to achieve high levels of job performance and enhancement of shareholder value. The Company seeks to achieve these objectives by paying its executives a competitive level of base compensation for companies of similar size and industry and by providing its executives an opportunity for further reward for outstanding performance in both the short term and the long term.

            Executive Officer Compensation. The Company's executive officer compensation program is comprised of three elements: base salary, annual cash bonus and long-term incentive compensation in the form of stock option grants. Assuming Shareholders approve the PRSU Plan, on a going forward basis, the Company intends on compensating executive officers with RSUs instead of with stock options.

             Salary. The Compensation Committee and the Board will review base salaries for the Company's executive officers, taking into account individual experience, job responsibility and individual performance during the prior year. These factors are not assigned a specific weight in establishing individual base salaries. The Compensation Committee will also consider the Company's executive officers' salaries relative to salary information for executives in similar industries and similarly sized companies.

             Cash Bonuses. The purpose of the cash bonus component of the compensation program is to provide a direct financial incentive in the form of cash bonuses to executives. The cash bonuses are paid on the base of executives achieving annual individual and corporate objectives, which are set annually by the board and the CEO and reviewed by the compensation committee.

             Stock Options. Stock options are the primary vehicle for rewarding long-term achievement of Company goals. The objectives of the program are to align employee and shareholder long-term interests by creating a strong and direct link between compensation and increases in share value. Under the Company's Stock Option Plan, the Board or the Compensation Committee may authorize the grant of options to purchase common stock of the Company to key employees of the Company. The options generally vest in increments over a period of two years established at the time of grant. Assuming Shareholders approve the PRSU Plan, on a going forward basis, the Company intends on compensating executive officers with RSUs instead of with stock options.

            Share Ownership Policy. In August 2017 the Board adopted a Share Ownership Policy (the “Ownership Policy”) to align the interests of senior executives and non-employee directors of the Company with the interests of the Company’s shareholders and to mitigate excessive risk taking by requiring participants in the Ownership Policy to attain and maintain a stated level of share ownership in the Company. Each participant is required to acquire and maintain ownership of shares of Common Stock equal to a specified multiple of his or her base salary or annual cash stipend, which ranges from 0.5 to 3 times base salary or annual cash stipend. Each participant must retain 25% of all net shares (post-tax) that vest until achieving his or her minimum share ownership requirement. Participants are expected to fulfill their full ownership requirements under the Ownership Policy within five years of becoming subject to it. If a participant receives an increase in his or her base salary or annual retainer, leading to an increase in the ownership requirement, the Participant will have five years from the date of such increase to achieve the incremental share ownership requirement. As the Ownership Policy was recently adopted, the only participant to have achieved the ownership requirement is Dr. Zerbe.

Involvement in Certain Legal Proceedings

            None of our officers or directors have, during the last ten years: (i) been convicted in or is currently subject to a pending criminal proceeding; (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) has any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto or been subject to any of the items set forth under Item 401(f) of Regulation S-K, other than Mr. Boudreau who was formerly the Vice President of Pharmeng International Inc. from 2005 to 2008, which since filed for bankruptcy on April 14, 2009. He was also a Director of Pharmeng until April 13, 2009.

Section 16(a) Beneficial Ownership Reporting Compliance

            Section 16(a) of the Exchange Act requires directors, officers and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and change in ownership with the SEC. Directors, officers and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

            Based solely upon our review of the copies of such forms that we received during the fiscal year ended December 31, 2017, we believe that each person who at any time during the fiscal year was a director, officer, or beneficial owner of more than ten percent of our Common Stock complied with all Section 16(a) filing requirements during such fiscal year.

Communications with the Board

            Any record or beneficial owner of the Company's Common Stock who wishes to communicate with the Board should contact the Chairman of the Board or the Chairman of the Audit Committee. If particular communications are directed to the full Board, independent directors as a group, or individual directors, the Chairman of the Board or the Chairman of the Audit Committee, as applicable, will route these communications to appropriate committees or directors if the intended recipients are clearly indicated.

            Any record or beneficial owner of the Company's Common Stock who has concerns about the Company's accounting, internal accounting controls, or auditing matters relating to the Company should also contact the Audit Committee.

            Written communications should be addressed to IntelGenx Technologies Corp., 6420 Abrams, Ville St-Laurent, Quebec H4S 1Y2, Canada, Attention: Chairman of the Board/Chairman of the Audit Committee. Communications that are intended to be anonymous should be sent to the same address but without indicating your name or address, and with an interior envelope addressed to the specific committees or directors you wish to communicate with.

Code of Ethics

            We have adopted a Code of Business Conduct and Ethics that applies to our directors and officers, including our principal executive officer, principal financial officer and principal accounting officer. The Code of Business Conduct and Ethics is posted on our website at http://www.intelgenx.com.

EXECUTIVE COMPENSATION

            The following table sets forth all compensation awarded to, or earned by, certain executive officers, including our Principal Executive Officer, and our two other most highly compensated executive officers for the years indicated.

Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus($)	Option Awards(2) ($) (f)	All Other Compensation ($) (i)	Total ($) (j)
Horst G. Zerbe,	2017	220,049	NIL (3)	60,161(1)	NIL	280,210
President and CEO	2016	205,574	80,174	NIL	NIL	285,748
Andre Godin	2017	203,494	NIL (3)	20,054(1)	NIL	223,548
EVP and CFO	2016	190,109	57,033	NIL	NIL	247,142
John Durham(5)	2017	125,784	NIL	NIL	46,113(5)	171,897
V.P.
Manufacturing	2016	147,108	33,099	NIL	NIL	180,207
Nadine Paiement	2017	115,201	NIL (3)	20,054(1)	NIL	135,255
VP Research and
Development	2016	96,658	22,183	10,668	NIL	129,506
Dana Matzen,	2017	125,239(4)	NIL (3)	20,054(1)	NIL	145,293
VP Corporate and
Business	2016	77,435(6)	17,558	67,312	NIL	162,305
Development

Footnotes:

(1)	In August 2017 Dr. Zerbe received options to purchase 179,908 shares of Common Stock; Mr. Godin, Ms. Paiement and Dr. Matzen each received options to purchase 59,970 shares of Common Stock.
(2)

The amounts in this column represent the grant date fair value of stock option grants in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). The value of 179,908 and 59,970 option grants has been determined using the Black-Scholes method and is based on the following assumptions: risk-free rate of return of 1.78%, dividend rate of 0%, volatility rate of 59% and an average term of 5.63 years. An Adjustment of 20% has been determined for the risk of forfeiture. No adjustment has been made for non-transferability.

(3)	Bonuses to be determined and paid once the Going Concern has been removed.
(4)	Following her return from maternity leave, Ms. Matzen, received compensation as VP of Business and Corporate Development of IntelGenx Corp. from April 2017 to December 2017.
(5)	Mr. Durham’s employment terminated in August 2017. In accordance with his employment and the termination agreement he received severance payments of $46,113 between September and December of 2017.

Compensation Discussion and Analysis

Employment Agreements

             Horst G. Zerbe. Effective July 15, 2014, we entered into a new employment agreement with Dr. Zerbe, our President and Chief Executive Officer (the “Zerbe Agreement”). The agreement is for an indefinite period of time. Under the agreement, Dr. Zerbe is entitled to receive: (1) a minimum base salary of CA$250,000 per year; and (2) an annual bonus of up to 50% of base salary based upon the achievement of specific performance targets established between Dr. Zerbe and the Board.

            Pursuant to the Zerbe Agreement, if Dr. Zerbe is terminated by the Company for Cause (as defined in the Zerbe Agreement), Dr. Zerbe is not entitled to any notice, compensation or expenses except for accrued salary, bonus or expenses. If the Company terminates Dr. Zerbe without Cause, Dr. Zerbe is entitled to all accrued payments, and Termination Benefits (as defined in the Zerbe Agreement) for an 18 month period (the “Zerbe Severance Period”), which shall include, (i) a lump sum payment of base salary for the Zerbe Severance Period, (ii) continued participation in employee benefits plans up to the earlier of the end of the Zerbe Severance Period or the start of subsequent employment with similar benefits, (iii) payment of a monthly automobile allowance up to the earlier of the end of the Zerbe Severance Period or the start of subsequent employment with similar benefits (iii) payment of a bonus up to the date of termination of employment, and (iv) any stock options that are unvested shall immediately vest. All such payment must be made by the Company within ten days of the date of termination by the Company.

            If the employment is terminated by Dr. Zerbe within 6 months following a Change in Control (as defined in the Zerbe Agreement), then Dr. Zerbe shall receive similar benefits as if he had been terminated without Cause. If Dr. Zerbe voluntarily terminates the Zerbe Agreement for any other reason or due to death or disability, the Company shall have no further obligations under the Zerbe Agreement except for the payment of accrued salary, expenses and benefits.

            Following his retirement as President and Chief Executive Officer, effective January 1, 2014 and terminated on July 14, 2014, Dr. Horst Zerbe was appointed to serve in an ad-hoc capacity as an advisor to the Board and IntelGenx management in order to transition the responsibilities of President and CEO to Dr. Khosla and maintain continuity of management for a period of six months. Dr. Zerbe received compensation of CA$58,750 (US$53,004), which was paid in equal installments, less deductions and withholdings required by law, before July 15, 2014, and continued to receive all employment benefits for which Dr. Zerbe was eligible as President and CEO for the duration of this appointment.

            In the first quarter of 2015, following the recommendation of the Compensation Committee, the Board approved a one-time cash bonus of CA$42,969 (US$38,767) for fiscal year 2014, to be paid to Dr. Zerbe in Q1 2015. Dr. Zerbe’s salary was also increased to CA$262,500 effective January 1, 2015.

            In the first quarter of 2016, following the recommendation of the Compensation Committee, the Board approved a one-time cash bonus of CA$98,438 (US$76,988) for fiscal year 2015, to be paid to Dr. Zerbe in Q1 2016. Dr. Zerbe’s salary was also increased to CA$272,500 effective January 1, 2016.

            In the first quarter of 2017, following the recommendation of the Compensation Committee, the Board approved a one-time cash bonus of CA$106,275 (US$80,174) for fiscal year 2016, to be paid to Dr. Zerbe in Q1 2017. Dr. Zerbe’s salary was also increased to CA$286,125 effective January 1, 2017.

            As of the filing of this Proxy Statement, the Compensation Committee and the Board have not yet determined the amount for the cash bonus to be paid to Dr. Zerbe for the fiscal year 2017. However, Dr. Zerbe’s salary was increased to CA$300,500 effective January 1, 2018.

            Andre Godin. Effective August 24, 2015, we entered into an employment agreement with Mr. Godin, our Executive Vice President and Chief Financial Officer (the “Godin Agreement”). The agreement is for an indefinite period of time. Under the agreement, Mr. Godin is entitled to receive: (1) a minimum base salary of CA$240,000 per year; and (2) an annual bonus of up to 40% of base salary based upon the achievement of certain performance targets.

            Pursuant to the Godin Agreement, if Mr. Godin is terminated by the Company for Cause (as defined in the Godin Agreement), Mr. Godin is not entitled to any notice, compensation or expenses except for accrued salary, bonus or expenses. If the Company terminates Mr. Godin without Cause, Mr. Godin is entitled to all accrued payments, and Termination Benefits (as defined in the Godin Agreement) for an 12 month period (the “Godin Severance Period”), which shall include, (i) a lump sum payment of base salary for the Godin Severance Period, (ii) continued participation in employee benefits plans up to the earlier of the end of the Godin Severance Period or the start of subsequent employment with similar benefits, (iii) receive payment of any accrued bonus. In addition, any stock options that are unvested shall immediately vest.

            If the employment is terminated by Mr. Godin within 6 months following a Change in Control (as defined in the Godin Agreement), then Mr. Godin shall receive similar benefits as if he had been terminated without Cause. If Mr. Godin voluntarily terminates the Godin Agreement for any other reason or due to death or disability, the Company shall have no further obligations under the Godin Agreement except for the payment of accrued salary, expenses and benefits.

            In the first quarter of 2016, following the recommendation of the Compensation Committee, the Board approved a one-time cash bonus of CA$25,001 (US$19,553) prorated for fiscal year 2015, to be paid to Mr. Godin in Q1 2016. Mr. Godin’s salary was also increased to CA$252,000 effective January 1, 2016.

In the first quarter of 2017, following the recommendation of the Compensation Committee, the Board approved a one-time cash bonus of CA$75,600 (US$57,033) for fiscal year 2016, to be paid to Mr. Godin in Q1 2017. Mr. Godin’s salary was also increased to CA$264,600 effective January 1, 2017.

As of the filing of this Proxy Statement, the Compensation Committee and the Board have not yet determined the amount for the cash bonus to be paid to Mr. Godin for the fiscal year 2017. However, Mr. Godin’s salary was increased to CA$278,000 effective January 1, 2018

            John Durham. Mr. Durham’s employment was terminated effective August 31, 2017. In accordance with the employment agreement between Mr. Durham and the Company, effective January 1, 2015, Mr. Durham is entitled to certain severance payments. In connection with the Company’s termination of Mr. Durham’s employment, the Company and Mr. Durham entered into a termination agreement providing that he will remain on the regular payroll for the duration of 12 months following his termination. Pursuant to the termination agreement, Mr. Durham received severance payments of $46,113 between September and December of 2017.

            In the first quarter of 2017, following the recommendation of the Compensation Committee, the Board approved a one-time cash bonus of CA$43,875 (US$33,099) for fiscal year 2016, to be paid to Mr. Durham in Q1 2017. Mr. Durham’s salary was also increased to CA$204,750 effective January 1, 2017.

            Nadine Paiement. Effective January 18, 2016, IntelGenx Corp., a wholly owned subsidiary of the Company entered into an employment agreement with Ms. Paiement, our Vice President, Research and Development (the “Paiement Agreement”). The agreement is for an indefinite period of time. Under the agreement, Ms. Paiement is entitled to receive: (1) a minimum base salary of CA$125,000 per year; and (2) an annual bonus of up to 30% of base salary based upon the achievement of certain performance targets.

            Pursuant to the Paiement Agreement, if Ms. Paiement is terminated for any reason other than for Cause (as defined in the Agreement), then she shall (i) receive a lump sum payment of the base salary that would have been payable for a 12 month period (the “Severance Period”), (ii) be entitled to continued participation in employee benefit plans ending on the earlier of the end of the Severance Period and receipt of equivalent plans of a subsequent employer, and (iii) receive payment of any accrued bonus. In addition, all unvested stock options shall vest immediately (collectively the “Termination Benefits”).

            On the occurrence of a Change in Control (as defined in the Agreement), Ms. Paiement may terminate the Agreement within a period of six months and the Company shall be required to provide her with the Termination Benefits. The Agreements contain non-competition and non-solicitation provisions for a period of twelve months on termination of the Agreements for whatever reason whether voluntary or involuntary.

            In the first quarter of 2017, following the recommendation of the Compensation Committee, the Board approved a one-time cash bonus of CA$29,405 (US$22,183) for fiscal year 2016, to be paid to Ms. Paiement in Q1 2017. Ms. Paiement’s salary was also increased to CA$150,000 effective January 1, 2017.

            As of the filing of this Proxy Statement, the Compensation Committee and the Board have not yet determined the amount for the cash bonus to be paid to Ms. Paiement for the fiscal year 2017. However, Ms. Paiement’s salary was increased to CA$175,000 effective January 1, 2018.

            Dana Matzen. Effective March 14, 2016 IntelGenx Corp., a wholly owned subsidiary of the Company entered into an Agreement with Dana Matzen, our Vice President, Business Development (the “Matzen Agreement”). The agreement is for an indefinite period of time. Under the Agreement, Dr. Matzen is entitled to receive (1) a minimum base salary of CA$175,000 per year which will automatically increase to CA$210,000 after six months and (2) an annual bonus of up to 30% of her base salary for meeting certain performance targets.

            Pursuant to the Matzen Agreement, if Dr. Matzen is terminated by the Company for Cause (as defined in the Matzen Agreement), Dr. Matzen is not entitled to any notice, compensation or expenses except for accrued salary, bonus or expenses. If the Company terminates Dr. Matzen without Cause, Dr. Matzen is entitled to all accrued payments, and Termination Benefits (as defined in the Matzen Agreement) for an 12 month period (the “Matzen Severance Period”) which shall include, (i) a lump sum payment of base salary for the Matzen Severance Period plus the average of the three (3) last years’ bonuses that would have been payable during the Severance Period, (ii) continued participation in employee benefits plans up to the earlier of the end of the Matzen Severance Period or the start of subsequent employment with similar benefits, (iii) receive payment of any accrued bonus. In addition, any stock options that are unvested shall immediately vest.

            If the employment is terminated by Dr. Matzen within 6 months following a Change in Control (as defined in the Matzen Agreement), then Dr. Matzen shall receive similar benefits as if she had been terminated without Cause. If Dr. Matzen voluntarily terminates the Matzen Agreement for any other reason or due to death or disability, the Company shall have no further obligations under the Matzen Agreement except for the payment of accrued salary, expenses and benefits.

            In the first quarter of 2017, following the recommendation of the Compensation Committee, the Board approved a one-time cash bonus of CA$23,274 (US$17,558) prorated for fiscal year 2016, to be paid to Dr. Matzen in Q1 2017.

            As of the filing of this Proxy Statement, the Compensation Committee and the Board have not yet determined the amount for the cash bonus to be paid to Dr. Matzen for the fiscal year 2017. However, Dr. Matzen’s salary was increased to CA$220,500 effective January 1, 2018.

Incentive Plan Awards

            The following table presents information regarding the outstanding equity awards held by each of the named officers as of December 31, 2017, including the vesting dates for the portions of these awards that had not vested as of that date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)
Horst G. Zerbe	25,000(1)	NIL	NIL	0.53	Dec. 8, 2019
	NIL	179,908(1)	NIL	0.77	Aug. 27, 2027
Andre Godin	600,000(2)	NIL	NIL	0.58	July 20, 2020
	NIL	59,970(2)	NIL	0.77	Aug. 27, 2027
Nadine Paiement	56,250(3)	18,750(3)	NIL	0.41	Jan. 18, 2021
	NIL	59,970(3)	NIL	0.77	Aug. 27, 2027
Dana Matzen	100,000(4)	100,000(4)	NIL	0.73	Sep. 14 ,2026
	NIL	59,970(4)	NIL	0.77	Aug. 27, 2027

Footnotes:

(1) On December 8, 2014, the Board approved the grant of 25,000 options to purchase Common Stock to Dr. Horst G. Zerbe. The options vest over two years, all of which were exercisable as of year-end 2017. On August 28, 2017 the Board approved the grant of 179,808 options to purchase Common Stock to Dr. Zerbe. The options vest over two years, none of which were exercisable as of year end 2017.

(2) On July 20, 2015, the Board approved the grant of 600,000 options to purchase Common Stock to Mr. Andre Godin. The options vest over two years, all of which were exercisable as of year-end 2017. On August 28, 2017 the Board approved the grant of 59,970 options to purchase Common Stock to Mr. Godin. The options vest over two years, none of which were exercisable as of year end 2017.
(3) On January 19, 2016, the Board approved the grant of 75,000 options to purchase Common Stock to Ms. Nadine Paiement. The options vest over two years, 56,250 of which were exercisable as of year-end 2017. On August 28, 2017 the Board approved the grant of 59,970 options to purchase Common Stock to Ms. Paiement. The options vest over two years, none of which were exercisable as of year end 2017.
(4) On September 15, 2016, the Board approved the grant of 200,000 options to purchase Common Stock to Dr. Dana Matzen. The options vest over two years, 100,000 of which were exercisable as of year-end 2017. On August 28, 2017 the Board approved the grant of 59,970 options to purchase Common Stock to Dr. Matzen. The options vest over two years, none of which were exercisable as of year end 2017.

Director Compensation

            The following table sets forth compensation paid to each named Director during the year end December 31, 2017.

            In addition, Directors are reimbursed for reasonable expenses incurred in their capacity as directors, including travel and other out-of-pocket expenses incurred in connection with meetings of the Board or any committee of the Board.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Non- Qualified Deferred Compensation Earnings ($) (f)	All Other Compensatio n ($) (g)	Total ($) (j)
Horst G. Zerbe(3)	NIL	NIL	NIL	NIL	NIL	NIL	NIL
J. Bernard Boudreau(1)(2)(3)(4)	59,156	NIL	19,024	NIL	NIL	NIL	78,180
John (Ian) Troup(2)	36,000	NIL	19,024	NIL	NIL	NIL	55,024
Bernd J. Melchers (1)	43,500	NIL	19,024	NIL	NIL	NIL	62,524
John Marinucci(1)(2)	43,500	NIL	19,024	NIL	NIL	NIL	62,524
Clemens Mayr(2)(3)	36,000	NIL	19,024	NIL	NIL	NIL	55,024
Mark Nawacki(3)	36,000	NIL	19,024	NIL	NIL	NIL	55,024

Footnotes:
            (1) Audit Committee member
            (2) Compensation Committee member
            (3) CG&N Committee
            (4) Vice-Chairman

            Effective April 1, 2015, our Directors of the Board (except for the CEO) received an annual stipend of CA$36,000, the Vice-Chairman of the Board received an additional stipend of CA$14,500 and each Chairman of a Board committee received additional CA$7,500. Director fees are paid in quarterly installments at the beginning of each quarter. Effective January 2017, the previous currency of Canadian Dollar for Director’s compensation changed to U.S. Dollar. The amounts remained the same.

           In November 2016, the Board resolved to compensate non-employee directors for their efforts on special or ad hoc committees or for board approved initiatives that fall outside the scope of customary director’s duties. A daily (per 8 hours) per diem rate of $770 (CA$ 1,000) was established. The Audit Committee Chair needs to approve per diem charges submitted by directors. During fiscal year 2017, $1,156 were submitted and paid under the new policy.

            Furthermore, effective January 2015, the non-employee Directors of the Board received 50,000 options to purchase Common Stock to be granted annually to each non-employee director at the beginning of the fiscal year. Effective January 1, 2018, the annual grant of options to non-employee directors was eliminated.

            Effective February 7, 2018, the Board approved a Deferred Share Unit Plan (DSU Plan) to compensate non-employee directors as part of their annual remuneration. Under the DSU Plan, the Board may grant Deferred Share Units (“DSUs”) to the participating directors at its discretion and, in addition, each participating director may elect to receive all or a portion of his or her annual cash stipend in the form of DSUs. To the extent DSUs are granted, the amount of compensation that is deferred is converted into a number of DSUs, as determined by the market price of our Common Stock on the effective date of the election. These DSUs are converted back into a cash amount at the expiration of the deferral period based on the market price of our Common Stock on the expiration date and paid to the director in cash in accordance with the payout terms of the DSU Plan. As the DSUs are on a cash-only basis and no shares of Common Stock will be reserved or issued in connection with the DSUs, no approval was required from the security authorities or shareholders. No DSUs have been granted under the DSU Plan as of the date of this filing.

            At December 31, 2017 Mr. Boudreau,, Mr. Melchers, Mr. Marinucci, Mr. Mayr and Mr. Nawacki held 210,000, 175,000, 150,000, 175,000 and 106,250 vested options to purchase Common Stock respectively.

Directors’ and Officers’ Liability Insurance

            Until November 2017, we carried Directors’ and Officers’ liability insurance at an approximate annual cost of $38,113 for an insured amount of $5 million. Effective November 15, 2017, the insured liability limit increased to $15 million with an annual cost of approximately $111,800.

Compensation Committee Report

            The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis appearing in this document with management and based upon this review and discussion recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in our Annual Report on Form 10-K for the year ended December 31, 2017.

Respectively submitted,

John Marinucci (Chairman)
J. Bernard Boudreau
Clemens Mayr

Members of the Compensation Committee

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

            Although IntelGenx has not adopted formal procedures for the review, approval or ratification of transactions with related persons, we adhere to a general policy that such transactions should only be entered into if they are on terms that, on the whole, are no more favorable, or no less favorable, than those available from unaffiliated third parties and their approval is in accordance with applicable law. Such transactions require the approval of our Board. The term “related party transaction” refers to transactions required to be disclosed in our filings with the SEC pursuant to Item 404 of Regulation S-K.

Family Relationships

            Horst G. Zerbe and Ingrid Zerbe are husband and wife.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

            The following table sets forth certain information concerning the beneficial ownership of our shares of Common Stock by our directors and executive officers, and by each beneficial owner of five percent (5%) or more of our outstanding Common Stock. Based on information available to us, all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them, unless otherwise indicated. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. In computing the number of shares beneficially owned by a person or a group and the percentage ownership of that person or group, shares of our Common Stock subject to options or warrants currently exercisable or exercisable within 60 days after the date of this proxy statement are deemed outstanding, but are not deemed outstanding for the purpose of computing the percentage of ownership of any other person. Applicable percentage ownership is based upon 67,731,467shares of Common Stock outstanding as of March 29, 2018. Unless otherwise indicated, the address of each of the named persons is care of IntelGenx Technologies Corp., 6420 Abrams, Ville St-Laurent, Quebec, H4S 1Y2.

Name and Address	Amount and		Percent of
	Nature of
Of Owner	Beneficial		Class
	Ownership
Horst G. Zerbe(1)	4,657,721.5	(1)	6.88%
Ingrid Zerbe(2)	5,530,356.5	(2)	8.17%
Bernard J. Boudreau (3)	325,000	(3)	*
Bernd Melchers(4)	295,000	(4)	*
John Marinucci(5)	225,000	(5)	*
Andre Godin(6)	714,292	(6)	1.06%
Clemens Mayr(7)	175,000	(7)	*
Nadine Paiement(8)	149,992	(8)	*
Dana Matzen(9)	164,992	(9)	*
Mark Nawacki(10)	106,250	(10)	*
All directors and officers as a group (10 persons)	12,343,603		18.22%

* Less than 1%.
(1) In connection with the acquisition of IntelGenx in 2006, Horst G. Zerbe became our President, Chief Executive Officer and Director and acquired 4,709,643.5 exchangeable shares of our Canadian holding corporation 6544631Canada Inc., a Canadian special purpose corporation which wholly owns IntelGenx Corp. (the “Exchangeable Shares”). The 4,709,643.5 Exchangeable Shares are exchangeable, on a one for one basis, into shares of common stock of IntelGenx Technologies Corp. at Horst Zerbe's discretion. On July 28, 2011 Horst Zerbe exchanged 470,964 of the exchangeable shares into common shares of IntelGenx Technologies Corp. In January of 2013, Horst Zerbe sold 250,000 of those common shares on the open market. In April and August of 2015, Horst Zerbe sold 60,000 and 36,900 of those common shares respectively on the open market. Prior to exchanging the Exchangeable Shares for shares of common stock, Horst Zerbe has the right to vote the remaining 4,238,679.5 shares of Common Stock which are currently held in trust on behalf of Horst Zerbe. All of the 4,362,743.5 shares of Common Stock have not been registered for resale at this time. In addition to the Exchangeable Shares, Horst Zerbe's beneficial ownership includes 225,000 shares of Common Stock resulting from the exercise of 225,000 options to purchase Common Stock on November 9, 2011. On December 8, 2014 he also received 25,000 options to purchase Common Stock at an exercise price of $0.53. The options vested over two years, all of which are exercisable within 60 days of this filing. On August 28, 2017, Dr. Zerbe received 179,908 options to purchase Common Stock at an exercise price of $0.77. The options vest over two years, 25% every six months, 44,977 of which are exercisable within 60 days of this filing.

Horst Zerbe and Ingrid Zerbe are husband and wife.

(2) In connection with the acquisition of IntelGenx in 2006, Ingrid Zerbe became our Corporate Secretary and our Director of Finance and Administration and acquired 4,709,643.5 Exchangeable Shares. In June of 2009 Ingrid Zerbe acquired 1,021,713 Exchangeable Shares from Joel Cohen in a private transaction. The 5,731,356.5 Exchangeable Shares are exchangeable, on a one for one basis, into shares of common stock of IntelGenx Technologies Corp. at Ingrid Zerbe’s discretion. On July 28, 2011 Ingrid Zerbe exchanged 573,135 of the exchangeable shares into common shares of IntelGenx Technologies Corp. In January of 2013 Ingrid Zerbe sold 250,000 of those common shares on the open market. In April and August of 2015, Ingrid Zerbe sold 86,900 and 163,100 of those common shares respectively on the open market. Prior to exchanging the Exchangeable Shares, Ingrid Zerbe has the right to vote the remaining 5,158,221.5 shares of Common Stock which are currently held in trust on behalf of Ingrid Zerbe. All of the 5,231,356.5 shares of Common Stock have not been registered for resale at this time. In addition to the Exchangeable Shares, Ingrid Zerbe's beneficial ownership includes 225,000 shares of Common Stock resulting from the exercise of 225,000 options to purchase Common Stock on November 9, 2011.On July 12, 2017, Ingrid Zerbe acquired 100,000 8% Convertible Debentures, which are fully exercisable into 74,000 common shares within 60 days of this filing.

Horst Zerbe and Ingrid Zerbe are husband and wife.

(3) Mr. Boudreau's beneficial ownership consists of 35,000 common shares resulting from the exercise of stock options at $0.70 on August 19, 2008. On August 6, 2013, 35,000 options to purchase common shares at an exercise price of $0.58 were granted to Mr. Boudreau. The options vested over two years, 25% every six months, all of which are exercisable at the time of this filing. On December 8, 2014, 25,000 options to purchase common shares at an exercise price of $0.61 were granted to Mr. Boudreau. The options vest over two years, 25% every six months, all of which are exercisable at the time of this filing. On April 2, 2015, 50,000 options to purchase common shares at an exercise price of $0.62 were granted to Mr. Boudreau. The options vested immediately and are exercisable at the time of this filing. On January 19, 2016, 50,000 options to purchase common shares at an exercise price of $0.41 were granted to Mr. Boudreau. The options vested immediately and are exercisable at the time of this filing. In January of 2016, Mr. Boudreau and his wife purchased an aggregate of 65,000 shares of Common Stock on the open market. Mr. Boudreau’s ownership furthermore consists of 15,000 common shares resulting from an exercise of stock options at an exercise price of $0.54 in November 2016. On January 18, 2017, 50,000 options to purchase common shares at an exercise price of $0.89 were granted to Mr. Boudreau. The options vested immediately and are exercisable at the time of this filing.

(4) Mr. Melchers' beneficial ownership consists of 25,000 and 20,000 shares of Common Stock which he purchased on the open market on April 14, and July 27, 2011 respectively. On December 8, 2014, 25,000 options to purchase common shares at an exercise price of $0.61 were granted to Mr. Melchers. The options vest over two years, 25% every six months, all of which are exercisable at the time of this filing. On April 2, 2015, 50,000 options to purchase common shares at an exercise price of $0.62 were granted to Mr. Melchers. The options vested immediately and are exercisable at the time of this filing. Mr. Melcher's beneficial ownership includes 75,000 shares of Common Stock resulting from the exercise of 75,000 options to purchase Common Stock on May 16, 2015. On January 19, 2016, 50,000 options to purchase common shares at an exercise price of $0.41 were granted to Mr. Melchers. The options vested immediately and are exercisable at the time of this filing. On January 18, 2017, 50,000 options to purchase common shares at an exercise price of $0.89 were granted to Mr. Melchers. The options vested immediately and are exercisable at the time of this filing.

(5) Mr. Marinucci’s beneficial ownership consists of 50,000 options to purchase Common Stock at an exercise price of $0.62, granted on April 2, 2015. The options vested immediately and are exercisable at the time of this filing. Mr. Marinucci's beneficial ownership includes 75,000 shares of Common Stock resulting from the exercise of 75,000 options to purchase Common Stock on July 31, 2015. On January 19, 2016, 50,000 options to purchase common shares at an exercise price of $0.41 were granted to Mr. Marinucci. The options vested immediately and are exercisable at the time of this filing. On January 18, 2017, 50,000 options to purchase common shares at an exercise price of $0.89 were granted to Mr. Marinucci. The options vested immediately and are exercisable at the time of this filing.

(6) Mr. Godin’s beneficial ownership consists of 600,000 options to purchase Common Stock at an exercise price of $0.58, granted July 20, 2015. The options vest over two years, 25% every six months, all of which are exercisable within 60 days of this filing. In December of 2015, Mr. Godin’s ownership includes an aggregate of 44,500 shares of Common Stock which he purchased on the open market. On January 20, 2016, Mr. Godin purchased 20,000 shares and on September 14, 2016 another 20,000 shares of Common Stock on the open market. On August 28, 2017, Mr. Godin received 59,970 options to purchase Common Stock at an exercise price of $0.77. The options vest over two years, 25% every six months, 14,992 of which are exercisable within 60 days of this filing. On July 12, 2017, Andre Godin acquired 20,000 8% Convertible Debentures, which are fully exercisable into 14,800 common shares within 60 days of this filing.

(7) Mr. Mayr’s beneficial ownership consists of 75,000 options to purchase Common Stock at an exercise price of $0.58, granted August 13, 2015. The options vest over two years, 25% every six months, all of which are exercisable within 60 days of this filing. On January 19, 2016, 50,000 options to purchase Common Stock at an exercise price of $0.41 were granted to Mr. Mayr. The options vested immediately and are exercisable at the time of this filing. On January 18, 2017, 50,000 options to purchase common shares at an exercise price of $0.89 were granted to Mr. Mayr. The options vested immediately and are exercisable at the time of this filing.

(8) Ms. Paiement's beneficial ownership consists of 50,000 Common Stock resulting from the exercise of stock options at $0.41 in November, 2011 and 10,000 Common Stock resulting from the exercise of stock options at $0.51 in June, 2017. On January 19, 2016, 75,000 options to purchase Common Stock at an exercise price of $0.41 were granted to Ms. Paiement. The options vest over two years, 25% every six months, all of which are exercisable within 60 days of this filing. On August 28, 2017, Ms. Paiement received 59,970 options to purchase Common Stock at an exercise price of $0.77. The options vest over two years, 25% every six months, 14,992 of which are exercisable within 60 days of this filing.

(9) Dr. Matzen’s beneficial ownership consists of 200,000 options to purchase Common Stock at an exercise price of $0.73, granted September 15, 2016. The options vest over two years, 25% every six months, 150,000 of which are exercisable within 60 days of this filing. On August 28, 2017, Dr. Matzen received 59,970 options to purchase Common Stock at an exercise price of $0.77. The options vest over two years, 25% every six months, 14,992 of which are exercisable within 60 days of this filing.

(10) Mr. Nawacki’s beneficial ownership consists of 75,000 options to purchase Common Stock at an exercise price of $0.73, granted September 15, 2016. The options vest over two years, 25% every six months, 56,250 of which are exercisable within 60 days of this filing. On January 18, 2017, 50,000 options to purchase common shares at an exercise price of $0.89 were granted to Mr. Nawacki. The options vested immediately and are exercisable at the time of this filing.

Equity Compensation Plan Information

	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders	1,585,000(1)	$0.54	NIL(2)
Equity Compensation Plans Not Approved by Security Holders	1,404,818(2)	$0.78	1,824,136(3)
Total	2,989,818	$0.65	1,824,136(3)

(1)	Includes shares of our Common Stock issuable pursuant to options granted under the 2006 Stock Option Plan.
(2)

On May 9, 2016, the Board adopted the 2016 Stock Option Plan which amended and restated the 2006 Stock Option Plan, which expired in August 2016. As a result of the adoption of the 2016 Stock Option Plan, no additional options will be granted under the 2006 Stock Option Plan and all previously granted options will be governed by the 2016 Stock Option Plan. Due to the nature of the changes made to the 2006 Stock Option Plan it was determined that no stockholder approvals were required by the TSX Venture Exchange.

(3)	Represents the maximum number of shares of our Common Stock available for grants under the 2016 Stock Option Plan as of December 31, 2017.

2016 Stock Option Plan

The 2016 Stock Option Plan was adopted by the Board in order to make the terms of the Company’s stock option plan more consistent with the requirements of the TSX Venture Exchange and to remove certain provisions which would have enabled the Company to grant incentive stock options in compliance with Section 422 of the Internal Revenue Code. The 2016 Stock Option Plan permits the granting of options to officers, employees, directors and eligible consultants of the Company. A total of 6,361,525 shares of Common Stock were reserved for issuance under this plan, which includes stock options granted under the previous 2006 Stock Option Plan. Options may be granted under the 2016 Stock Option Plan on terms and at prices as determined by the Board except that the options cannot be granted at less than the market closing price of the Common Stock on the TSX Venture Exchange on the date prior to the grant.. Each option will be exercisable after the period or periods specified in the option agreement, but no option may be exercised after the expiration of 10 years from the date of grant. The 2016 Stock Option Plan provides the Board with more flexibility when setting the vesting schedule for options which was otherwise fixed in the 2006 Stock Option Plan. Assuming Shareholders approve the PRSU Plan, on a going forward basis, the Company intends on compensating executive officers with RSUs, compensating non-employee directors with DSUs, and compensating non-executive employees with stock options.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

            The Audit Committee reviewed and discussed the information contained in the 2017 first, second, third and fourth quarter earnings announcements with management of the Company and independent registered public accounting firm prior to public release. They also reviewed and discussed the information contained in the 2017 first, second and third quarters’ Forms 10-Q and full year Form 10-K with management of the Company and independent registered public accounting firm prior to filing with the Securities and Exchange Commission. In addition, the Audit Committee met regularly with management, and the independent registered public accounting firm on various financial and operational matters, including to review plans and scope of audits and audit reports and to discuss necessary action.

            In connection with the Company’s fiscal 2017 consolidated financial statements, the Audit Committee has:

  reviewed and discussed with management the Company’s audited consolidated financial statements as of and for fiscal year 2017;
  discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 114, The Auditor’s Communication with those Charged with Governance, and SEC rule 2-07; and
  received and reviewed the written disclosures and the letter from the Company’s independent accountants required by applicable requirements of the Public Company Accounting Oversight Board in Rule 3526, and has discussed with the independent accountant its independence.

            Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for fiscal year 2017 filed with the SEC.

Respectfully submitted,

Bernd J. Melchers (Chairman)
John Marinucci
J. Bernard Boudreau

Members of the Audit Committee

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

General

            The Audit Committee of the Board has engaged Richter LLP to serve as the Company’s independent registered public accountants for the fiscal year ending December 31, 2017. Richter, LLP was engaged as the Company's independent auditors on June 15, 2006, following the acquisition of our IntelGenx Corp. subsidiary. Richter, LLP audited the Company’s financial statements for the fiscal years ending December 31, 2006 to December 31, 2017.

Audit Fees

            The following table sets forth, for each of the years indicated, the fees billed by our independent public accountants, Richter, LLP, for the fiscal years ended December 31, 2017 and 2016, and includes fees billed to our Canadian subsidiary, as well as fees for all necessary financial reviews in connection with our regulatory filings.

Audit and Non-Audit Fees

		2017	2016

Audit Fees (1)		$101,630	75,704
Audit-Related Fees (2)		$1,155	1,132
Tax Fees (3)		$14,843	15,842
All Other Fees	$		0
Total		$117,628	92,678

(1) Audit fees are fees for services provided in connection with the audits of the Company's annual financial statements and quarterly reviews of interim quarterly financial statements, as well as audit provided in connection with other statutory and regulatory filings.

(2) Audit-related fees are aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements and are not otherwise reported as Audit fees.

(3) Tax fees are aggregate fees billed for professional services rendered for tax compliance, tax advice, and tax planning.

            Historically, stockholders have rarely attended our annual meeting. As a result, we have not incurred the cost of having our auditors present at the annual meeting. However, our auditors will be available telephonically at the time of the annual meeting to respond to appropriate questions. If our auditors indicated a desire to make a statement at our annual meeting, they would be permitted to do so.

Shareholder Vote Required

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THIS PROPOSAL 2 TO RATIFY THE APPOINTMENT OF RICHTER LLP.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

General

            Section 14A of the United States Securities Exchange Act of 1934, as amended, requires that the Company include in this Proxy Statement for the Meeting a non-binding, advisory stockholder vote to approve the compensation of the Company’s executive officer’s as described in the above under “Directors and Executive Officer’s” and “Executive Compensation” set forth in the Proxy Statement.

            This proposal, commonly known as a “say-on-pay” proposal, is a non-binding vote, but gives stockholders the opportunity to express their views on the compensation of the Company’s named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers. The next advisory vote shall occur next year.

            Accordingly, the following resolution is submitted for stockholder vote at the Meeting: RESOLVED, that the stockholders of IntelGenx Technologies Corp. approve, on an advisory basis, the compensation of its named executive officers as disclosed in the Proxy Statement for the Annual Meeting held May 8, 2018, pursuant to Item 402 of Regulation S-K for smaller reporting companies is hereby approved.

            As an advisory vote, this proposal is not binding on the Board. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Shareholder Vote Required

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THIS PROPOSAL #3.

PROPOSAL 4

VOTE ON THE PERFORMANCE AND RESTRICTED SHARE UNIT PLAN

General

            At the Annual Meeting, shareholders will be asked to consider and vote upon a proposal to approve the IntelGenx Technologies Corp. Performance and Restricted Share Unit Plan (the “PRSU Plan”). The Board of Directors approved the PRSU Plan on March 19, 2018.

            The primary purpose of this PRSU Plan is to provide the Company with a share-related mechanism to attract, retain and motivate qualified executive officers of the Company and its Subsidiaries and to reward such executive officers for their contributions toward the long term goals and success of the Company and to enable and encourage such executive officers to acquire shares of Common Stock as long term investments and proprietary interests in the Company.

Summary of the RSU Plan

            The following is a summary of important provisions of the PRSU Plan. It is not a comprehensive discussion of all of the terms and conditions of the PRSU Plan. Readers are advised to review the full text of the PRSU Plan to fully understand all terms and conditions of the PRSU Plan. A copy of the PRSU Plan is attached hereto as Appendix B.

            Eligibility. All Employees, Consultants and Directors (each a “Participant”) are eligible to participate in the PRSU Plan, subject to restrictions in connection with the termination of employment, engagement or term in office . Eligibility to participate does not confer upon any Employee, Consultant or Director any right to receive any grant of an Award pursuant to the PRSU Plan. The extent to which any Employee, Consultant or Director is entitled to receive a grant of an Award pursuant to the PRSU Plan will be determined in the sole and absolute discretion of the Board.

            Types of Award.

            Restricted Share Units. If, and for so long as (i) the Company is a Tier 1 issuer on the TSX Venture Exchange, (ii) shares of the Company’s capital stock are listed on the Toronto Stock Exchange, or (iii) the prior approval of the of the stock exchange on which the Common Stock is listed for trading is obtained, the board of directors is authorized to grant Restricted Share Units (“RSUs”) to participants subject to the terms and conditions of the PRSU Plan and the requirements of the stock exchange which the Common Stock is listed for trading. The number of RSUs to be credited to each participant’s account shall be computed by dividing (a) the Award value, by (b) the Market Price of a Share on the day immediately preceding the grant date, with fractions rounded down to the nearest whole number. A Restricted Share Unit Award will be subject to a Restricted Share Unit Award agreement containing such terms and conditions, not inconsistent with the provisions of the PRSU Plan, as the board of directors determines and which the stock exchange which the shares of Common Stock are listed for trading allows.

            The Board shall have the authority to condition the grant of RSUs upon the attainment of specified performance goals, or such other factors (which may vary as between awards of RSUs) as the Board may determine in its sole discretion. The Board shall have the authority to determine at the time of grant, in its sole discretion, the duration of the vesting period and other vesting terms applicable to the grant of RSUs, provided that no RSU granted shall vest and be payable after December 31 of the third calendar year following the year of service for which the RSU was granted.

            Administration. The PRSU Plan is administered by the board of directors. Under the PRSU Plan, the board of directors can, at any time, appoint a committee to, among other things, interpret, administer and implement the PRSU Plan on behalf of the board of directors in accordance with such terms and conditions as the board of directors may prescribe, consistent with the PRSU Plan (provided that if at any such time such a committee has not been appointed by the board of directors, the PRSU Plan will be administered by the board of directors).The day-to-day administration of the PRSU Plan may be delegated to such officers and employees of the Company or of a Subsidiary as the Board determines.

            Common Stock Issuable Under the PRSU Plan. The number of shares of Common Stock reserved for issuance and which will be available for issuance pursuant to Awards granted under the PRSU Plan will be equal to a number that: (a) shall not exceed 1,000,000 (one million) shares if, and for so long as the Company is listed on the TSX Venture Exchange, (b) if, and for so long as the Company is listed on the TSX Venture Exchange or (b) 2.5% of the issued and outstanding Common Stock of the Company, if the Company is listed on the Toronto Stock Exchange.

            The Board may only grant awards to bona fide employees or consultants or directors of the Company or a subsidiary of the Company. The Board may, in its sole discretion, grant the majority of the Awards to insiders of the Company. The number of shares of Common Stock that may be purchased under any Award or the amount of any Award that shall be granted in any form that may result in the issuance of Common Stock will be determined and fixed by the Board at the date of grant, provided that:

(a)

if the Common Stock is listed on the TSX Venture Exchange: (i) no more than 5% of the issued and outstanding Common Stock may be granted to any one individual in any 12 month period (unless the Company has obtained disinterested approval for such grant); (ii) no more than 2% of the issued and outstanding Common Stock may be granted to any one consultant in any 12 month period; and (iii) no more than an aggregate of 2% of the issued and outstanding Common Stock may be granted to all participants conducting Investor Relations Activities (as defined in the PRSU Plan) in any 12 month period; or

(b)

if the Common Stock is listed on the Toronto Stock Exchange: (i) the number of shares reserved for issuance to any one participant pursuant to the PRSU Plan shall not, in aggregate, exceed 5% of the total number of issued and outstanding shares of Common Stock; and (ii) the number of shares, issuable, at any time, to Participants that are Insiders; and issued to Participants that are Insiders within any one year period;

(c)

pursuant to this PRSU Plan, or when combined with all of Company’s other security based share compensation arrangements shall not, in aggregate, exceed 10% of the total number of issued and outstanding shares of Common Stock.

            Assignability. Awards granted under the PRSU Plan are non-transferable and non-assignable to anyone, except that, if, and for so long as the Common Stock is listed on the Toronto Stock Exchange, a Participant may transfer Awards to Permitted Assigns in a manner consistent with applicable tax and securities laws. Awards granted under the PRSU Plan may only be exercised by the Participant, or in the event of the death of the Participant, the Participant’s legal representative.

            Termination of Employment or Services. In the event the Participant’s employment, term of office or engagement ends for any reason, other than the death of the Participant or the termination of the Participant for cause, then unless otherwise determined by the board of directors and set forth in an Award agreement, any Awards held by the Participant that are not yet vested at the date of termination of the Participant’s employment, service or engagement are immediately forfeited to the Company on such date.

            In the event of the termination of the Participant as a director, officer, employee or consultant for cause, all Awards held by such Participant will be immediately forfeited to the Company.

            In the event of the death or disability of a Participant (A) a portion of the next instalment of any Awards due to vest (or for which the restricted period is due to lapse) shall immediately vest (or cease to be restricted) such portion to equal to the number of Awards next due to vest (or cease to be restricted) multiplied by a fraction the numerator of which is the number of days elapsed since the date of vesting (or lapse of restricted period) of the last instalment of the Awards (or if none have vested or have ceased to be restricted, the date of grant) to the date of disability or death and the denominator of which is the number of days between the date of vesting (or lapse of restricted period) of the last instalment of the Awards (or if none have vested or have ceased to be restricted, the date of grant) and the date of vesting (or lapse of restricted period) of the next instalment of the Awards; (B) unless otherwise determined by the board of directors and set forth in an Award agreement and subject to subsection (C), any Awards held by the Participant that are not yet vested (or for which the restricted period has not lapsed) at the date of disability or death are immediately forfeited to the Company on the date of disability or death; and (C) such Participant’s eligibility to receive further grants of Awards under the PRSU Plan ceases as of the date of disability or death.

            Where a director’s term of office terminates for any reason other than death or disability of the director or a breach by the director of his or her fiduciary duty to the Company (as determined by the Board in its sole discretion), the Board may, in its sole discretion, at any time prior to or following the termination date, provide for the vesting (or lapse of restrictions) of any or all Awards held by a director on the termination date.

            Change in Control. The Board shall have the right to determine that any unvested or unearned awards outstanding immediately prior to the occurrence of a Change in Control (as defined in the PRSU Plan) shall become fully vested or earned or free of restriction upon the occurrence of such Change in Control. The Board may also determine that any vested or earned awards shall be cashed out at the Market Price as of the date such Change in Control or provide for the conversion or exchange of any award into or for rights or other securities in any entity participating in or resulting from the Change in Control.

Amending the PRSU Plan. Subject to terms of the PRSU Plan and any applicable requirements of the stock exchange which the Common Stock is listed for trading, the Board may, without notice or shareholder approval, at any time or from time to time, amend the PRSU Plan for the purposes of:

1.	making any amendments to the general vesting provisions or restricted period of each Award;

2.	making any amendments to the provisions governing the termination of employment or services;

3.

making any amendments to add covenants of the Company for the protection of Participants, as the case may be, provided that the Board shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the Participants, as the case may be;

4.

making any amendments not inconsistent with the PRSU Plan as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the Board, having in mind the best interests of the Participants and directors, it may be expedient to make, including amendments that are desirable as a result of changes in law in any jurisdiction where a Participant resides, provided that the Board shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Participants; or

5.

making such changes or corrections which, on the advice of counsel to the Company, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Board shall be of the opinion that such changes or corrections will not be prejudicial to the rights and interests of the Participants.

            Notwithstanding the foregoing, both the approval of the stock exchange which the Common Stock is listed for trading and the approval of shareholders is required for amendments (A) which would increase the number of shares issuable under the PRSU Plan, except as otherwise provided pursuant to the provisions in the PRSU Plan, and (B) which would increase the number of shares issuable to insiders of the Company, except as otherwise provided pursuant to the provisions in the PRSU Plan.

            Subject to the terms of the PRSU Plan with respect to a change in control of the Company, the board of directors shall not materially adversely alter or impair any rights or increase any obligations with respect to an Award previously granted under the PRSU Plan without the consent of the Participant, as the case may be.

            Other Material Information. Should the Company effect a subdivision or consolidation of the Common Stock or any similar capital reorganization or a payment of a stock dividend (other than a stock dividend that is in lieu of a cash dividend), or should any other change be made in the capitalization of the Company that does not constitute a change in control and that would warrant the amendment or replacement of any existing Awards in order to adjust the number of shares that may be acquired on the vesting of outstanding Awards and/or the terms of any Award in order to preserve proportionately the rights and obligations of the Participants holding such Awards, the board of directors will, subject to the prior approval of the of the stock exchange on which the Common Stock is listed for trading, authorize such steps to be taken as it may consider to be equitable and appropriate to that end.

            In the event of an amalgamation, combination, arrangement, merger or other transaction or reorganization involving the Company and occurring by exchange of shares, by sale or lease of assets or otherwise, that does not constitute a Change in Control and that warrants the amendment or replacement of any existing Awards in order to adjust: (a) the number of shares that may be acquired on the vesting of outstanding Awards and/or (b) the terms of any Award in order to preserve proportionately the rights and obligations of the Participants holding such Awards, the Board will, subject to the prior approval of the of the stock exchange on which the Common Stock is listed for trading, authorize such steps to be taken as it may consider to be equitable and appropriate to that end.

            Where the Board determines that the steps provided in the two immediately preceding paragraphs would not preserve proportionately the rights, value and obligations of the Participants holding such Awards in the circumstances or otherwise determines that it is appropriate, the Board may permit the immediate vesting of any unvested Awards and immediate lapse of any restricted period.

            The Board may, in its discretion, at any time prior to or following the termination of employment or services of a Participant, permit the acceleration of vesting (or restricted period) of any or all Awards, all in the manner and on the terms as may be authorized by the Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" PROPOSAL #4.

PROPOSAL 5

VOTE ON THE CONSOLIDATION OF THE COMPANY’S COMMON STOCK FOR THE
PRIMARY PURPOSE OF AN UPLISTING IN THE UNITED STATES

General

            The Board has determined that it is in the best interest of the shareholders to amend our Certificate of Incorporation substantially in the form set forth in Appendix A to this Proxy Statement (the “Certificate of Amendment”) to authorize the Board to effect a consolidation of our issued and outstanding shares of Common Stock (the “Consolidation”) at a ratio of between one-for-three and one-for-eight, inclusive, which ratio will be selected at the sole discretion of our Board at any number in the above range, with any fractional shares that would otherwise be issuable as a result of the Consolidation being rounded up to the nearest whole share.

            A vote “FOR” the Consolidation will constitute approval of the Certificate of Amendment providing for the combination of between three and eight shares of common stock, inclusive, as determined in the sole discretion of our Board, into one (1) share of Common Stock. If our shareholders approve this proposal, our Board will have the authority, but not the obligation, in its sole discretion and without further action on the part of our shareholders, to select the Consolidation ratio in the above range and implement the Consolidation by filing the Certificate of Amendment with the Secretary of State of the State of Delaware at any time after the stockholder approval of the Certificate of Amendment and before the first anniversary of the date of the stockholder approval. The Board reserves the right to abandon the Consolidation at any time prior to filing the Certificate of Amendment if it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company and its shareholders. Except for any changes as a result of the treatment of fractional shares, each shareholder will hold the same percentage of Common Stock outstanding immediately following the Consolidation as such shareholder held immediately prior to the Consolidation.

Purpose of the Consolidation

            The Board believes that the Consolidation may be desirable for a number of reasons. First, the Board believes that the Consolidation may better enable us to list our Common Stock on a national stock exchange in the United States. Second, the Board believes that the Consolidation could improve the marketability and liquidity of our Common Stock while we continue to progress towards achieving our business objectives.

            The Board's primary objective in seeking authority to effect the Consolidation is to increase the per-share trading price of our Common Stock in order to position the Company for an uplisting to a national stock exchange in the United States. In addition, the Board believes that the low market price of our Common Stock and the fact that the Company does not trade on a national stock exchange in the United States impairs our marketability and acceptance by institutional investors and other members of the investing public and creates a negative impression of the Company. The Board believes that decreasing the number of shares of Common Stock outstanding should not, by itself, affect the marketability of the shares, the type of investor who would be interested in acquiring them or our reputation in the financial community. Many investors in the United States and market makers consider low-priced stocks and stock that do not trade on a national stock exchange in the United States as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. The presence of these negative perceptions may adversely affect not only the pricing of the Common Stock but also the trading liquidity. In addition, these perceptions may affect our commercial business and our ability to raise additional capital through equity and debt financings. The Board will determine whether to effect the Consolidation and, if so, pursuant to which ratio, based upon a number of market and business factors deemed relevant by the Board at that time, including, but not limited to:

  Historical trading price and volumes of our Common Stock
  Existing marketability and liquidity of our Common Stock and the expected impact of a share consolidation on the trading market, including the anticipated post-split market price, for our Common Stock;

  Potential business and strategic alternatives, if any, that are available to us at that time; and
  Stock market and economic conditions.

Board Discretion to Implement Consolidation

            The Consolidation will be effected, if at all, only upon a determination by the Board that the Consolidation (with an exchange ratio determined by the Board as described above) is in the best interests of the Company and its shareholders. Notwithstanding approval of the Consolidation by the shareholders, the Board may, in its sole discretion, abandon the proposed amendment and determine not to effect the Consolidation prior to the first anniversary of the date such action is approved by the shareholders. If the Board fails to implement the Consolidation prior to the first anniversary of the date such action is approved by the shareholders, shareholder approval again would be required prior to implementing the Consolidation thereafter.

Certain Risk Factors Associated with the Consolidation

There can be no assurance that the total market capitalization of our Common Stock (the aggregate value of all our Common Stock outstanding at the then trading price) after the proposed Consolidation will be equal to or greater than the total market capitalization before the proposed Consolidation or that the per share trading price of our Common Stock following the Consolidation will either equal or exceed the per share trading price prior to the Consolidation multiplied by the Consolidation ratio.

            There can be no assurance that the trading price per post-Consolidation share of the Company’s Common Stock will remain unchanged or increase in proportion to the reduction in the number of pre-Consolidation shares of the Company’s Common Stock outstanding before the Consolidation. For example, based on the trading price of the Company’s common stock on March 12, 2018 of $0.70 per share, if the Board of Directors decided to implement the Consolidation and selects a Consolidation ratio of one-for-three there can be no assurance that the post-Consolidation trading price of our common stock would be $2.10 per share or greater.

            Accordingly, the total market capitalization of our Common Stock after the proposed Consolidation may be lower than the total market capitalization before the proposed Consolidation and, in the future, the trading price of our Common Stock following the Consolidation may not exceed or remain higher than the trading price multiplied by the Consolidation ratio.

If the Consolidation is effected, the resulting per-share stock price of our Common Stock may not attract institutional investors or investment funds and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our Common Stock may not improve.

            While the Board of Directors believes that a higher stock price may help generate investor interest, there can be no assurance that the Consolidation will result in a per-share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity in our Common Stock may not necessarily improve.

            A decline in the trading price of our common stock after the Consolidation may result in a greater percentage decline than would occur in the absence of a Consolidation, and the liquidity of our Common Stock could be adversely affected following such a Consolidation.

            If the Consolidation is effected and the trading price of our Common Stock declines, the percentage decline may be greater than would occur in the absence of a Consolidation. The trading price of our Common Stock will, however, also be based on our performance and other factors, which are unrelated to the number of shares outstanding. Furthermore, the liquidity of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Consolidation.

Principal Effects of a Consolidation

Common Stock

            Our Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, and we are subject to the periodic reporting and other requirements of the Exchange Act. We do not expect the Consolidation to affect the registration of our Common Stock under the Exchange Act.

            After the effective date of the Consolidation, each shareholder will own fewer shares of our Common Stock. However, the Consolidation will generally affect all of our shareholders uniformly and will not affect any shareholder’s percentage ownership interests in us, except to the extent that the Consolidation results in any of our shareholders receiving a whole share in lieu of a fractional share as described below. Proportionate voting rights and other rights and preferences of the holders of our Common Stock will not be effected by a Consolidation other than as a result of the rounding up to issue a whole share in lieu of issuing fractional shares. Further, the number of shareholders of record will not be effected by a Consolidation.

            The Consolidation may decrease the number of shareholders who hold less than a “round lot,” or 100 shares. The transaction costs to shareholders selling “odd lots” are typically higher on a per share basis. Consequently, the Consolidation could increase the transaction costs to existing shareholders in the event they wish to sell all or a portion of their position.

            The Consolidation would not change the number of authorized shares of our common stock as designated by our Certificate of Incorporation, as amended. Therefore, because the number of issued and outstanding shares of Common Stock would decrease, the number of shares remaining available for issuance under our authorized pool of Common Stock would increase from 120,178,183 to 173,392,727 (as of the record date, assuming a 1:3 consolidation ratio) or 190,022,272 (as of the record date, assuming a 1:8 consolidation ratio), proportionately to the ratio of the Consolidation.

            These additional shares of Common Stock would be available for issuance from time to time for corporate purposes such as raising additional capital, acquisitions of companies or assets and sales of stock or securities convertible into or exercisable for Common Stock. We believe that the availability of the additional shares will provide us with the flexibility to raise the necessary capital to meet business needs as they arise and to take advantage of favorable opportunities. If we issue additional shares for any of these purposes, the ownership interest of our current shareholders would be diluted.

            These proposals have been prompted solely by the business considerations discussed in the preceding paragraphs. Nevertheless, the additional shares of our Common Stock that would become available for issuance following the Consolidation could also be used by our management to oppose a hostile takeover attempt or delay or prevent changes in control or changes in or removal of management, including transactions that are favored by a majority of our shareholders or in which our shareholders might otherwise receive a premium for their shares over then-current trading prices or benefit in some other manner. For example, without further shareholder approval, our Board could sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board of Directors. Our Board of Directors is not aware of any pending takeover or other transactions that would result in a change in control, and the proposal was not adopted to thwart any such efforts.

            The following table depicts the prospective effects of the Consolidation, as of the record date, on the number of shares of our Common Stock outstanding, the number of shares of our Common Stock reserved for future issuance and the number of authorized but unissued and unreserved shares of our Common Stock that would be available for issuance after the Consolidation. As discussed above, the number of shares of our Common Stock authorized for issuance under our Certificate of Incorporation, as amended, would remain unaffected by the Consolidation.

		Shares	Shares
	Common Stock	Reserved for	Available for
	Outstanding(1)	Issuance(2)	Issuance(3)
Prior to the Consolidation	67,731,467	12,090,350	120,178,183
Pro-forma at 1:3 Consolidation ratio	22,577,156	4,030,117	173,392,727
Pro-forma at 1:8 Consolidation ratio	8,466,434	1,511,294	190,022,272

       _____________________________________

(1) Represents the total number of shares of Common Stock that are outstanding, but without giving effect to any rounding to whole shares in lieu of fractional shares.

(2) Represents the total number of shares of our Common Stock reserved for issuance pursuant to our 8% convertible subordinated debentures due June 30, 2020, our outstanding warrants to purchase Common Stock and options to purchase Common Stock issued under our equity compensation plans.

(3) Represents the total number of shares of authorized Common Stock that will be neither outstanding nor reserved for issuance, but without giving effect to any rounding to whole shares in lieu of fractional shares.

Convertible Debt

            As of the record date, we have $7,600,000 outstanding under our 8% convertible unsecured subordinated debentures due June 30, 2020 pursuant to which 5,629,630 shares of our Common Stock are issuable upon full conversion of all of such convertible debentures. Immediately following the Consolidation, between 1,876,544 and 703,704 shares of our Common Stock would be issuable upon full conversion of all of the outstanding convertible debentures. The convertible debentures will be subject to adjustment pursuant to which the shares of Common Stock to be issued upon full conversion will be combined and reduced into a smaller number of shares (within the shareholder-approved range referred to above) and the conversion price under each note will be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the company) outstanding immediately before the Consolidation and of which the denominator shall be the number of shares of Common Stock outstanding immediately after the Consolidation.

Warrants

            As of the record date, we have outstanding warrants for the purchase of an aggregate of up to 3,370,902 shares of our Common Stock. Immediately following the Consolidation, such warrants will be exercisable to purchase approximately an aggregate between 1,123,634 and 421,363 shares of our Common Stock. Any new warrants that are issued prior to the Consolidation will be subject to customary adjustments regarding the number of shares and the exercise price for any exercise.

Options

            As of the record date we currently have outstanding options to purchase an aggregate of 3,089,818 shares of our Common Stock. Immediately following the Consolidation, such options will be exercisable to purchase approximately an aggregate of between 1,029,940 and 386,228 shares of our Common Stock. The number of shares reserved for issuance under our existing equity compensation plans would be reduced proportionally based on the ratio of the Consolidation. Any new options that are issued prior to the Consolidation will be subject to customary adjustments regarding the number of shares and the exercise price for any exercise.

Treatment of Fractional Shares

            Our shareholders will not receive fractional post-Consolidation shares in connection with the Consolidation. Instead, any fractional shares that would otherwise be issuable as a result of the Consolidation will be rounded up to the nearest whole share.

Procedure for Effecting Consolidation; Effective Date

            If the shareholders approve the proposal to authorize the Consolidation and the Board decides to implement the Consolidation at any time before the first anniversary date of this Meeting, we will promptly file a certificate of amendment with the Secretary of State of the State of Delaware to amend the existing Certificate of Incorporation. The Consolidation will become effective on the date of filing the Certificate of Amendment, which is referred to as the “effective date.” Beginning on the effective date, each certificate representing pre-Consolidation shares will be deemed for all corporate purposes to evidence ownership of post-Consolidation shares. The text of the Certificate of Amendment is set forth in Appendix A to this proxy statement. The text of the Certificate of Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable to effect the Consolidation, including the applicable ratio for the Consolidation

No Going-Private Transaction

            Notwithstanding the decrease in the number of outstanding shares of Common Stock following the proposed Consolidation, our Board does not intend for the Consolidation to be the first step in a “going-private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended. In fact, since all fractional shares of Common Stock resulting from the Consolidation will be rounded up to the nearest whole share, there will be no reduction in the number of shareholders of record that could provide the basis for a going-private transaction.

Exchange of Stock Certificates

            As of the effective date of the Consolidation, each certificate representing shares of Common Stock before the Consolidation would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of Common Stock resulting from the Consolidation, except that holders of unexchanged shares would not be entitled to receive any dividends or other distributions payable by the Company after the effective date until they surrender their old stock certificates for exchange. All shares, underlying options and warrants and other securities would also be automatically adjusted on the effective date.

            The Company’s transfer agent, [Philadelphia Stock Transfer, Inc.], would act as the exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the effective date, shareholders and holders of securities convertible into Common Stock would be notified of the effectiveness of the Consolidation. Shareholders of record would receive a letter of transmittal requesting them to surrender their stock certificates for stock certificates reflecting the adjusted number of shares as a result of the Consolidation. Persons who hold their shares in brokerage accounts or “street name” would not be required to take any further actions to effect the exchange of their certificates. No new certificates would be issued to a shareholder until such shareholder has surrendered the outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the Consolidation would continue to be valid and would represent the adjusted number of shares based on the exchange ratio of the Consolidation, rounded up to the nearest whole share. Shareholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

Accounting Matters

            The Consolidation will not affect the par value of a share of our Common Stock. As a result, as of the effective time of the Consolidation, the stated capital attributable to Common Stock on our balance sheet will be reduced proportionately based on the Consolidation ratio (including a retroactive adjustment for prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.

No Appraisal Rights

            Under the Delaware General Corporation Law, shareholders are not entitled to dissenters’ or appraisal rights with respect to the Consolidation, and we will not independently provide shareholders with any such rights.

Material United States Federal Income Tax Considerations

            Any discussion of tax matters set forth in this proxy statement was not intended or written to be used, and cannot be used by you, for the purpose of avoiding tax-related penalties under federal, state or local tax law. Shareholders should seek advice based on their particular circumstances from an independent tax advisor.

            The following is a summary of material United States federal income tax consequences of the Consolidation to shareholders. Except where noted, this summary deals only with our Common Stock that is held as a capital asset for United States federal income tax purposes.

            This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below.

            This summary does not address non-United States, state, local or other tax considerations that may be relevant to shareholders in light of their particular circumstances. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a dealer in securities or currencies; a financial institution; a regulated investment company; a real estate investment trust; an insurance company; a tax-exempt organization; a person holding shares as part of a hedging, integrated or conversion transaction, a constructive sale or a straddle; a trader in securities that has elected the mark-to-market method of accounting for your securities; a person liable for alternative minimum tax; a person who owns or is deemed to own 10% or more of our voting stock; a person who acquired our Common Stock pursuant to the exercise of compensatory stock options or the vesting of restricted shares of Common Stock; a partnership or other pass-through entity for United States federal income tax purposes; a person whose “functional currency” is not the United States dollar; a United States expatriate; a “controlled foreign corporation”; or a “passive foreign investment company”).

            We cannot assure you that a change in law will not significantly alter the tax considerations that we describe in this summary. No ruling from the Internal Revenue Service or opinion of counsel will be obtained regarding the federal income tax consequences to shareholders as a result of the Consolidation.

            If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds our Common Stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our Common Stock, you should consult your tax advisors.

            We believe that the Consolidation, if implemented, would be a tax-free recapitalization under the Code. If the Consolidation qualifies as a recapitalization under the Code, then, generally, for United States federal income tax purposes, no gain or loss will be recognized by the Company in connection with the Consolidation, and no gain or loss will be recognized by shareholders upon the exchange of stock in the Consolidation. The post-split Common Stock in the hands of a shareholder following the Consolidation will have an aggregate basis equal to the aggregate basis of the pre-split Common Stock, as applicable, held by that shareholder immediately prior to the Consolidation. Similarly, a shareholder’s holding period for the post-split Common Stock will be the same as the holding period for the pre-split Common Stock exchanged therefor.

            Alternative characterizations of the Consolidation are possible. For example, while the Consolidation, if implemented, would generally be treated as a tax-free recapitalization under the Code, shareholders whose fractional shares resulting from the Consolidation are rounded up to the nearest whole share may recognize gain for United States federal income tax purposes equal to the value of the additional fractional share. Shareholders should consult their own tax advisors regarding alternative characterizations and tax consequences of the Consolidation for United States federal income tax purposes.

Required Vote of Shareholders

            Approval of the Consolidation requires an affirmative vote by the holders of a majority of our Common Stock outstanding and entitled to vote at the Annual Meeting. Abstentions will have the same effect as votes against the proposal. Your broker or nominee has discretionary authority to vote your shares with respect to “routine” proposals but not with respect to “non-routine” proposals. We believe that the Consolidation is a non-routine matter and so a broker non-vote will have the same effect as votes against the proposal.

            If the required votes for this proposal are obtained, then our Board will have the authority to select the Consolidation ratio in the stated range and authorize the filing of the Certificate of Amendment in substantially the form attached to this Proxy Statement as Appendix A at any time after the shareholder approval of the Consolidation and before the first anniversary of the date of the shareholder approval. Our Board reserves the right to abandon the proposed Consolidation at any time prior to the effectiveness of the filing of the Certificate of Amendment with the Delaware Secretary of State, notwithstanding approval of the proposed Consolidation by our shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE
SHAREHOLDERS VOTE "FOR" PROPOSAL #5.

GENERAL AND OTHER MATTERS

            Management knows of no matters other than the matters described above that will be presented to the Meeting. However, if any other matters properly come before the Meeting, or any of its postponements or adjournments, the person or persons voting the proxies will vote them in accordance with his or their best judgment on such matters.

SOLICITATION OF PROXIES

            The Company is making the solicitation of proxies and will bear the costs associated therewith. Solicitations will be made by mail or electronically.

SHAREHOLDER PROPOSALS

            Any shareholder proposals to be considered for inclusion in our proxy materials for the 2019 annual meeting of shareholders must be received at our principle executive office at 6420 Abrams, Ville Saint Laurent, Quebec H4S 1Y2, Canada no later than November 9, 2018. In connection with any matter to be proposed by a shareholder at the 2019 annual meeting, but not proposed for inclusion in our proxy materials, the proxy holders designated by us for that meeting may exercise their discretionary voting authority with respect to that shareholder proposal if appropriate notice of that proposal is not received by us at our principal executive office by February 9, 2019.

WHILE YOU HAVE THE MATTER IN MIND, PLEASE VOTE BY INTERNET OR COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Horst G. Zerbe

Dr. Horst G. Zerbe, Chairman

INTELGENX TECHNOLOGIES CORP.
Annual Meeting of Shareholders
May 8, 2018 10:00 AM
This proxy is solicited by the Board of Directors

The shareholder hereby appoints Dr. Horst G. Zerbe as proxy, with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of INTELGENX TECHNOLOGIES CORP. that the shareholder is entitled to vote at the Annual Meeting of shareholders to be held at 10:00 AM, EDT on 5/08/2018, at the offices of IntelGenx Corp. 6420 Abrams, Saint Laurent, H4S 1Y2, Quebec, Canada and any adjournment or postponement thereof.

THE UNDERSIGNED HEREBY REVOKES ANY PROXY OR PROXIES HERETOFORE GIVEN TO VOTE UPON OR ACT WITH RESPECT TO SUCH COMMON STOCK AND HEREBY RATIFIES AND CONFIRMS ALL THAT THE PROXIES, THEIR SUBSTITUTES OR ANY OF THEM MAY LAWFULLY DO BY VIRTUE HEREOF.

1. To elect directors to serve until the next Annual Meeting of Shareholders or, in case until their successors have been duly elected and qualified.

	FOR	WITHHOLD		FOR	WITHHOLD
01. Horst G. Zerbe, Ph.D.	☐	☐	04. John Marinucci	☐	☐
02. J. Bernard Boudreau	☐	☐	05. Clemens Mayr	☐	☐
03. Bernd J. Melchers	☐	☐	06. Mark Nawacki	☐	☐

☐ FOR ☐ AGAINST ☐ ABSTAIN

3. Advisory vote on executive compensation.

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

Please date this proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer.

Signature ______________________________

Signature (Co-owner) ______________________________

Dated: ____________________**, 2018**

☐ Please Mark Here for Address Change or Comments. Provide updated address or comments in the space provided below.

____

____

Please return your completed proxy whether or not you plan to attend the Annual Meeting. You may nevertheless vote in person if you do attend.

If you vote by Internet, you do NOT need to mail back your proxy card

YOUR VOTE IS IMPORTANT

Voting Instructions are on Reverse.

Voting Instructions

You may vote your proxy in the following ways:

- Via Internet:
  - Login to www.pstvote.com/intelgenx2018
  - Enter your control number (12 digit number located below)
- Via Mail:

CONTROL NUMBER

You may vote by Internet 24 hours a day, 7 days a week. Internet voting is available through 11:59 p.m., prevailing time, on May 7, 2018.

Your Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.

Appendix A

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

INTELGENX TECHNOLOGIES CORP.
A Delaware Corporation

Under Section 242 of the
General Corporation Law

            INTELGENX TECHNOLOGIES CORP. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the Delaware General Corporation Law (the “DGCL”); and

            The undersigned, Horst Zerbe, being the President of the Corporation hereby certifies that:

1)	He is the duly elected President of the Corporation

2)	The Certificate of Incorporation of this Corporation was originally filed with the Secretary of State of Delaware on July 27, 1999.

3)	A Certificate of Amendment of Certificate of Incorporation was originally filed with the Secretary of State of Delaware on August 11, 2006.

4)	A second Certificate of Amendment of Certificate of Incorporation was originally filed with the Secretary of State of Delaware on May 10, 2007.

5)	A third Certificate of Amendment of Certificate of Incorporation was originally filed with the Secretary of State of Delaware on May 11, 2017.

6)	To effect such Amendment, the Fourth paragraph of the Corporation’s Certificate of Incorporation is hereby amended to read in its entirety as follows:

Fourth. Each • (•) shares of the common stock, par value $0.00001 per share, of the Corporation issued and outstanding or held in treasury as of 5:00 p.m. Eastern Time on • (the "Effective Time") shall be reclassified as and changed into one (1) share of common stock, par value $0.00001 per share, of the Corporation, without any action by the holders thereof. Each stockholder who, immediately prior to the Effective Time, owns a number of shares of common stock which is not evenly divisible by • shall, with respect to such fractional interest, be entitled to receive from the Corporation one additional share of common stock.

1

The Corporation is authorized to issue two classes of stock. One class of stock shall be common stock, par value $0.00001. The second class of stock shall be "blank check" preferred stock, par value $0.00001. The "blank check" preferred stock, or any series thereof, shall have such voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations, or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the board or directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors pursuant to authority expressly vested in it by the provisions of this Certificate of Incorporation, provided that the matter in which such facts shall operate upon such voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.

The total number of shares of stock which is the Corporation is authorized to issue is as follows:

Class	Par Value	Authorized
		Shares
Common stock	$0.00001	200,000,000
Preferred stock	$0.00001	20,000,000

7)

The foregoing Amendment of the Certificate of Incorporation was authorized by the unanimous written consent of all the directors of the Corporation and by the majority stockholders entitled to vote thereon, in accordance with Sections 228 and 242 of the DGCL.

            IN WITNESS WHEREOF, this Certificate of Amendment of the Certificate of Incorporation has been executed by a duly authorized officer of this Corporation on this ____, day of ___________, 2018.

INTELGENX TECHNOLOGIES CORP.

By: _____________________________________________
Name: Horst Zerbe
Title: President

2

APPENDIX B

INTELGENX TECHNOLOGIES CORP.

PERFORMANCE AND RESTRICTED SHARE UNIT PLAN
MAY **, 2018

IntelGenx Technologies Corp.

Performance and Restricted Share Unit Plan

ARTICLE 1
PURPOSE

1.1        Purpose

The purpose of this Plan is to provide the Corporation with a share-related mechanism to attract, retain and motivate qualified Directors, Employees and Consultants of the Corporation and its Subsidiaries, to reward such of those Directors, Employees and Consultants as may be granted Awards under this Plan by the Board from time to time for their contributions toward the long term goals and success of the Corporation and to enable and encourage such Directors, Employees and Consultants to acquire Shares as long term investments and proprietary interests in the Corporation.

ARTICLE 2
INTERPRETATION

2.1        Definitions

When used herein, unless the context otherwise requires, the following terms have the indicated meanings, respectively:

“Adjustment Factor” means the Adjustment Factor set out in the Award Agreement for an award of Performance Share Units;

“Affiliate” has the meaning set forth in the Securities Act;

“Associate” has the meaning ascribed to it in the Securities Act;

“Award” means a Restricted Share Unit or a Performance Share Unit granted under this Plan;

“Award Account” means the notional account maintained for each Participant to which RSUs and PSUs Units are credited;

“Award Agreement” means a signed, written agreement between a Participant and the Corporation, substantially in the form attached as Schedule A, in the case of Restricted Share Units and in the form attached as Schedule B, in the case of Performance Share Units, subject to any amendments or additions thereto as may, in the discretion of the Board, be necessary or advisable, evidencing the terms and conditions on which an Award has been granted under this Plan;

“Award Value” means such percentage of annual base salary or such other amount as may be determined from time to time by the Board as the original value of the Award to be paid to a Participant and specified in the Participant’s Award Agreement;

“Board” means the board of directors of the Corporation;

“Business Day” means a day, other than a Saturday or Sunday, on which the principal commercial banks in the Quebec, Canada and the U.S. are open for commercial business during normal banking hours;

“Cause” means, with respect to a particular Employee:

(a)	“cause” as such term is defined in the written employment agreement between the Corporation and the Employee; or

(b)

in the event there is no written employment agreement between the Corporation and the Employee or “cause” is not defined in the written employment agreement between the Corporation and the Employee, the usual meaning of “cause” under the applicable laws of the Province of Quebec and Canada.

“Change in Control” means the occurrence of any one or more of the following events:

(a)

a consolidation, merger, amalgamation, arrangement or other reorganization or acquisition involving the Corporation or any of its Affiliates and another corporation or other entity, as a result of which the holders of Shares prior to the completion of the transaction hold less than 50% of the outstanding shares of the successor corporation after completion of the transaction;

(b)

the sale, lease, exchange or other disposition, in a single transaction or a series of related transactions, of assets, rights or properties of the Corporation and/or any of its Subsidiaries which have an aggregate book value greater than 30% of the book value of the assets, rights and properties of the Corporation and its Subsidiaries on a consolidated basis to any other person or entity, other than a disposition to a wholly-owned subsidiary of the Corporation in the course of a reorganization of the assets of the Corporation and its subsidiaries;

(c)	a resolution is adopted to wind-up, dissolve or liquidate the Corporation;

(d)

any person, entity or group of persons or entities acting jointly or in concert (an “Acquiror”) acquires or acquires control (including, without limitation, the right to vote or direct the voting) of Voting Securities of the Corporation which, when added to the Voting Securities owned of record or beneficially by the Acquiror or which the Acquiror has the right to vote or in respect of which the Acquiror has the right to direct the voting, would entitle the Acquiror and/or Associates and/or Affiliates of the Acquiror to cast or to direct the casting of 50% or more of the votes attached to all of the Corporation’s outstanding Voting Securities which may be cast to elect directors of the Corporation or the successor corporation (regardless of whether a meeting has been called to elect directors);

(e)

as a result of or in connection with: (A) a contested election of directors, or; (B) a consolidation, merger, amalgamation, arrangement or other reorganization or acquisitions involving the Corporation or any of its affiliates and another corporation or other entity, the nominees named in the most recent Management Information Circular of the Corporation for election to the Board shall not constitute a majority of the Board; or

(f)	the Board adopts a resolution to the effect that a Change of Control as defined herein has occurred or is imminent.

For the purposes of the foregoing, “Voting Securities” means Shares and any other shares entitled to vote for the election of directors and shall include any security, whether or not issued by the Corporation, which are not shares entitled to vote for the election of directors but are convertible into or exchangeable for shares which are entitled to vote for the election of directors including any options or rights to purchase such shares or securities.

Notwithstanding the foregoing definition, for Awards that are non-qualified deferred compensation held by a U.S. Participant, any Change in Control must also meet the requirements for a “change in control” or “change in ownership” under Section 409A of the Code;

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated under it;

“Committee” has the meaning set forth in Section 3.2 ;

“Corporation” means IntelGenx Technologies Corp.;

“Consultant” means an individual or Consultant Company, other than an Employee or a Director of the Corporation, that:

(a)

is engaged to provide on a ongoing bona fide basis, consulting, technical, management or other services to the Corporation or an Affiliate of the Corporation, other than services provided in relation to a Distribution;

(b)	provides the services under a written contract between the Corporation or an Affiliate of the Corporation and the individual or the Consultant Company;

(c)	in the reasonable opinion of the Corporation, spends or will spend a significant amount of time and attention on the affairs and business of the Corporation or an Affiliate of the Corporation;

(d)	has a relationship with the Corporation or an Affiliate of the Corporation that enables the individual to be knowledgeable about the business and affairs of the Corporation; and

(e)	and shall only include those persons who may participate in an “Employee Benefit Plan” as set forth in Rule 405 of the United States Securities Act of 1933, as amended;

“Consultant Company” means for an individual consultant, a company or partnership of which the individual is an employee, shareholder or partner;

“Date of Grant” means, for any Award, the date specified by the Board at the time it grants the Award (which, for greater certainty, shall be no earlier than the date on which the Board meets for the purpose of granting such Award) or if no such date is specified, the date upon which the Award was granted;

“Director” means a director of the Corporation who is not an employee of the Corporation or a Subsidiary;

“Disabled” or “Disability” means the permanent and total incapacity of a Participant as determined in accordance with procedures established by the Board for purposes of this Plan;

“Distribution” has the meaning set forth in the Securities Act;

“Effective Date” means the effective date of this Plan, being May 10, 2016;

“Employee” means an individual who:

(a)

is considered an employee of the Corporation or a Subsidiary of the Corporation under the Income Tax Act (Canada) (i.e., for whom income tax, employment insurance and CPP deductions must be made at source);

(b)

works full-time for the Corporation or a Subsidiary of the Corporation providing services normally provided by an employee and who is subject to the same control and direction by the Corporation or a Subsidiary of the Corporation over the details and methods of work as an employee of the Corporation, but for whom income tax deductions are not made at source; or

(c)

works for the Corporation or a Subsidiary of the Corporation on a continuing and regular basis for a minimum amount of time per week providing services normally provided by an employee and who is subject to the same control and direction by the Corporation or a Subsidiary of the Corporation over the details and methods of work as an employee of the Corporation, but for whom income tax deductions are not made at source.

“Exchange” means such stock exchange or other organized market on which the Shares are or may be listed or posted for trading from time to time, including as applicable the TSX-V or the TSX;

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time;

“Expiry Date” means the date set out in the Award Agreement;

“Insider” means an “insider” as defined by the Exchange from time to time in its rules and regulations;

“Investor Relations Activities” means any activities, by or on behalf of the Corporation or shareholder of the Corporation, that promote or reasonably could be expected to promote the purchase or sale of securities of the Corporation, but does not include:

(a)	the dissemination of information provided, or records prepared, in the ordinary course of business of the Corporation

	(i)	to promote the sale of products or services of the Corporation, or

	(ii)	to raise public awareness of the Corporation,

(b)	that cannot reasonably be considered to promote the purchase or sale of securities of the Corporation;

(c)	activities or communications necessary to comply with the requirements of:

	(i)	applicable Securities Laws;

	(ii)	Exchange requirements or the by-laws, rules or other regulatory instruments of any other self regulatory body or exchange having jurisdiction over the Corporation;

(d)

communications by a publisher of, or writer for, a newspaper, magazine or business or financial publication, that is of general and regular paid circulation, distributed only to subscribers to it for value or to purchasers of it, if:

	(i)	the communication is only through the newspaper, magazine or publication, and

	(ii)	the publisher or writer receives no commission or other consideration other than for acting in the capacity of publisher or writer; or

activities or communications that may be otherwise specified by the Exchange.

“Market Price” at any date in respect of the Shares shall be the closing price of such Shares on the Exchange (and if listed on more than one stock exchange, then the highest of such closing prices) on the last Business Day prior to the relevant date. In the event that such Shares did not trade on such Business Day, the Market Price shall be the average of the bid and asked prices in respect of such Shares at the close of trading on such date. In the event that such Shares are not listed and posted for trading on any stock exchange, the Market Price shall be the fair market value of such Shares as determined by the Board in its sole discretion;

“NI 45-106” means National Instrument 45-106 Prospectus and Registration Exemptions of the Canadian Securities Administrators, as amended from time to time;

“Non-U.S. Participant means a Participant who is not a U.S. Participant;

“Participant” means an Employee, Consultant or Director to whom an Award has been granted under this Plan;

“Participant’s Employer” means the Corporation or such Subsidiary as is or, if the Participant has ceased to be employed by the Corporation or such Subsidiary, was the Participant’s Employer;

“Performance Goals” means performance goals expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Corporation, a Subsidiary, or a division or strategic business unit of the Corporation, or may be applied to the performance of the Corporation relative to a market index, a group of other companies or a combination thereof, all as determined by the Board;

“Performance Period” has the meaning set out in the Award Agreement;

“Performance Share Unit” or “PSU” means a right to receive a Share, conditional on the achievement of performance criteria and based on the Adjustment Factor as set out in the Award Agreement, as determined by the Board, under Section 4.1;

“Permitted Assign” has the meaning assigned to that term in NI 45-106;

“Person” includes an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, and a natural person in his or her capacity as trustee, executor, administrator or other legal representative;

“Plan” means this IntelGenx Technologies Corp. Performance and Restricted Share Unit Plan, as may be amended from time to time;

“Redemption Date” means the date elected pursuant to Section 4.6;

“Redemption Notice” mean a notice substantially in the form set out as Schedule C as amended by the Committee from time to time;

“Regulatory Authorities” means the Exchange and any other organized trading facilities on which the Corporation's Shares are listed and all securities commissions or similar securities regulatory bodies having jurisdiction over the Corporation;

“Restricted Share Unit” or “RSU” means a right to receive a Share, as determined by the Board, under Section 4.1;

“Securities Act” means the Securities Act (Ontario), as amended, or such other successor legislation as may be enacted, from time to time;

“Securities Laws” means securities legislation, securities regulation and securities rules, as amended, and the policies, notices, instruments and blanket orders in force from time to time that govern or are applicable to the Corporation or to which it is subject, including, without limitation, the Securities Act;

“Share” means one (1) common share with $0.00001 par value in the capital stock of the Corporation as constituted on the Effective Date or, in the event of an adjustment contemplated by ARTICLE 7, such other shares or securities to which the holder of an Award may be entitled as a result of such adjustment;

“Termination Date” means, in the case of a Participant whose employment or term of office or engagement with the Corporation or an Affiliate terminates:

(i)

in the case of the resignation of the Participant as an Employee of the Corporation, the date that the Participant provides notice of his or her resignation as an Employee of the Corporation to the Corporation;

(ii)

in the case of the termination of the Participant as an Employee of the Corporation by the Corporation for any reason other than death, the effective date of termination set out in the Corporation's notice of termination of the Participant as an Employee of the Corporation to the Participant;

(iii)

in the case of the termination of the written contract of the Consultant Participant to provide consulting services to the Corporation, the effective date of termination set out in any notice provided by one of the parties to the written contract to the other party; or

(iv)	the effective date of termination of a Director, Employee or Consultant pursuant to an order made by any Regulatory Authority having jurisdiction to so order;

provided that in the case of termination by reason of voluntary resignation by the Participant, such date shall not be earlier than the date that notice of resignation was received from such Participant, and “Termination Date” in any such case specifically does not mean the date on which any period of contractual notice, reasonable notice, salary continuation or deemed employment that the Corporation or the Affiliate, as the case may be, may be required at law to provide to a Participant would expire;

“TSX-V” means the TSX Venture Exchange;

“TSX” means the Toronto Stock Exchange;

“U.S. Participant” shall mean a Participant who is a U.S. citizen or U.S. permanent resident;

“Vested Award” has the meaning set out in Section 4.4; and

“Vesting Date” means the date or dates designated in the Award Agreement, or such earlier date as is provided for in the Plan or is determined by the Committee.

2.2	Interpretation

(a)

Whenever the Board or, where applicable, the Committee is to exercise discretion in the administration of this Plan, the term “discretion” means the sole and absolute discretion of the Board or the Committee, as the case may be.

	(b)	As used herein, the terms “Article”, “Section”, “Subsection” and “clause” mean and refer to the specified Article, Section, Subsection and clause of this Plan, respectively.

	(c)	Words importing the singular include the plural and vice versa and words importing any gender include any other gender.

	(d)	Whenever any payment is to be made or action is to be taken on a day which is not a Business Day, such payment shall be made or such action shall be taken on the next following Business Day.

	(e)	In this Plan, a Person is considered to be a “Subsidiary” of another Person if:

(i)	it is controlled by,

	(A)	that other, or

	(B)	that other and one or more Persons, each of which is controlled by that other, or

	(C)	two or more Persons, each of which is controlled by that other; or

(ii)	it is a Subsidiary of a Person that is that other’s Subsidiary.

(f)	In this Plan, a Person is considered to be “controlled” by a Person if:

(i)	in the case of a Person,

(A)

voting securities of the first-mentioned Person carrying more than 50% of the votes for the election of directors are held, directly or indirectly, otherwise than by way of security only, by or for the benefit of the other Person; and

	(B)	the votes carried by the securities are entitled, if exercised, to elect a majority of the directors of the first-mentioned Person;

(ii)	in the case of a partnership that does not have directors, other than a limited partnership, the second-mentioned Person holds more than 50% of the interests in the partnership; or

(iii)	in the case of a limited partnership, the general partner is the second-mentioned Person.

(g)	Unless otherwise specified, all references to money amounts are to U.S. currency.

(h)

This Plan is established under and the provisions of this Plan will be subject to and interpreted and construed in accordance with the laws of the Province of Quebec and Canada except as otherwise provided herein. The headings used herein are for convenience only and are not to affect the interpretation of this Plan.

ARTICLE 3
ADMINISTRATION

3.1        Administration

Subject to Section 3.2, this Plan will be administered by the Board and the Board has sole and complete authority, in its discretion, to:

(a)	determine the individuals to whom grants under the Plan may be made;

(b)	make grants of Awards under the Plan in such amounts, to such Persons and, subject to the provisions of this Plan, on such terms and conditions as it determines including without limitation:

(i)	the time or times at which Awards may be granted;

(ii)	the conditions under which:

	(A)	Awards may be granted to Participants; or

	(B)	Awards may be forfeited to the Corporation;

(iii)	applicable performance criteria, including the Adjustment Factor to be applied to PSUs;

(iv)	the price, if any, to be paid by a Participant in connection with the granting of Awards;

(v)	whether restrictions or limitations are to be imposed on the Shares issuable pursuant to grants of Awards, and the nature of such restrictions or limitations, if any; and

(vi)	any acceleration of exercisability or vesting, or waiver of termination regarding any Award, based on such factors as the Board may determine;

(c)	interpret this Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to this Plan; and

(d)	make all other determinations and take all other actions necessary or advisable for the implementation and administration of this Plan.

The Board’s determinations and actions within its authority under this Plan are conclusive and binding on the Corporation and all other persons. The day-to-day administration of the Plan may be delegated to such officers and employees of the Corporation or of a Subsidiary as the Board determines.

3.2        Delegation to Committee

To the extent permitted by applicable law and the Corporation’s articles, the Board may, from time to time, delegate to a committee (the “Committee”) of the Board, all or any of the powers conferred on the Board under the Plan. In connection with such delegation, the Committee will exercise the powers delegated to it by the Board in the manner and on the terms authorized by the Board. Any decision made or action taken by the Committee arising out of or in connection with the administration or interpretation of this Plan in this context is final and conclusive. Notwithstanding any such delegation or any reference to the Committee in this Plan, the Board may also take any action and exercise any powers that the Committee is authorized to take or has power to exercise under this Plan.

3.3        Eligibility

All Employees, Consultants and Directors are eligible to participate in the Plan, subject to subsections 5.11(c) and 5.2(g) . Eligibility to participate does not confer upon any Employee, Consultant or Director any right to receive any grant of an Award pursuant to the Plan. The extent to which any Employee, Consultant or Director is entitled to receive a grant of an Award pursuant to the Plan will be determined in the sole and absolute discretion of the Board.

3.4        Board Requirements

Any Award granted under this Plan shall be subject to the requirement that, if at any time the Corporation shall determine that the listing, registration or qualification of the Shares issuable pursuant to such Award upon any securities exchange or under any Securities Laws of any jurisdiction, or the consent or approval of Regulatory Authority, is necessary as a condition of, or in connection with, the grant or exercise of such Award or the issuance or purchase of Shares thereunder, such Award may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board. Nothing herein shall be deemed to require the Corporation to apply for or to obtain such listing, registration, qualification, consent or approval.

3.5        Participation

The Board may only grant Awards to an Employee or Consultant if such Employee or Consultant is a bona fide Employee or Consultant of the Corporation or a Subsidiary of the Corporation, as the case may be. The Board may, in its sole discretion, grant the majority of the Awards to Insiders of the Corporation. The number of Shares that may be purchased under any Award or the amount of any Award that shall be granted in any form that may result in the issuance of Shares will be determined and fixed by the Board at the date of grant, provided that:

(a)	if, and for so long as the Shares are listed on the TSX-V:

	(i)	no more than 5% of the issued and outstanding Shares may be granted to any one individual in any 12 month period (unless the Corporation has obtained disinterested approval for such grant);

	(ii)	no more than 2% of the issued and outstanding Shares may be granted to any one Consultant in any 12 month period; and

	(iii)	no more than an aggregate of 2% of the issued and outstanding Shares may be granted to all Participants conducting Investor Relations Activities in any 12 month period.

(b)	if, and for so long as the Shares are listed on the TSX:

	(i)	the number of Shares reserved for issuance to any one Participant pursuant to this Plan shall not, in aggregate, exceed 5% of the total number of Outstanding Shares; and

	(ii)	the number of Shares:

(A)	issuable, at any time, to Participants that are Insiders; and

(B)	issued to Participants that are Insiders within any one year period;

pursuant to this Plan, or when combined with all of Corporation’s other security based share compensation arrangements shall not, in aggregate, exceed 10% of the total number of Outstanding Shares on a non-diluted basis.

3.6        Number of Shares Reserved

Subject to adjustment as provided for in ARTICLE 7 and any subsequent amendment to this Plan, the number of Shares reserved for issuance and which will be available for issuance pursuant to Awards granted under this Plan will be equal to a number that:

(a)	if, and for so long as the Shares are listed on the TSX-V, shall not exceed 1,000,000 (one million) Shares.

(b)	if, and for so long as the Shares are listed on the TSX, shall not exceed 2.5% of the issued and outstanding Shares of the Corporation from time to time.

The aggregate maximum number of Shares available under the Plan may be used for any type of Award. Subject to the provisions and restrictions of this Plan, if any Award is cancelled or it expires or is otherwise terminated prior to the Award being exercised for any reason whatsoever, the number of Shares in respect of which Award is cancelled, expires or otherwise is terminated for any reason whatsoever, as the case may be, will ipso facto again be immediately available for purchase pursuant to Awards granted under this Plan.

All grants of Awards under this Plan will be evidenced by Award Agreements. Award Agreements will be subject to the applicable provisions of this Plan and will contain such provisions as are required by this Plan and any other provisions that the Board may direct. Any one officer of the Corporation is authorized and empowered to execute and deliver, for and on behalf of the Corporation, an Award Agreement to each Participant granted an Award pursuant to this Plan.

3.7        Non-transferability of Awards

No assignment or transfer of Awards, whether voluntary, involuntary, by operation of law or otherwise, vests any interest or right in such Awards whatsoever in any assignee or transferee (except that, if, and for so long as the Shares are listed on the TSX, a Participant may transfer Awards to Permitted Assigns in a manner consistent with applicable tax and securities laws) and immediately upon any assignment or transfer, or any attempt to make the same, such Awards will terminate and be of no further force or effect. If any Participant has transferred Awards to a corporation pursuant to this Section 3.7, such Awards will terminate and be of no further force or effect if at any time the transferor should cease to own all of the issued shares of such corporation.

3.8        Dividend Equivalents

(a)

RSUs and PSUs shall be credited with dividend equivalents in the form of additional RSUs or PSUs, as applicable, as of each dividend payment date in respect of which normal cash dividends are paid on Shares. Such dividend equivalents shall be computed by dividing: (a) the amount obtained by multiplying the amount of the dividend declared and paid per Share by the number of RSUs or PSUs held by the Participant on the record date for the payment of such dividend, by (b) the Market Price at the close of the first business day immediately following the dividend record date, with fractions computed to three decimal places. Dividend equivalents credited to a Participant’s accounts shall vest in proportion to the RSUs or PSUs to which they relate.

(b)	The foregoing does not obligate the Corporation to make dividends on Shares and nothing in this Plan shall be interpreted as creating such an obligation.

3.9        Permitted Assigns

If, and for so long as the Shares are listed on the TSX, grants of Awards may be made to Permitted Assigns of Employees, Directors and Consultants and may be transferred by Employees, Directors and Consultants to a Permitted Assign of an Employee, Director or Consultant as applicable, except for U.S. Participants, if transfer to a Permitted Assign would be prohibited by Section 409A of the Code. In any such case, the provisions of ARTICLE 5 shall apply to the Award as if the Award was held by the Employee, Director or Consultant rather than such person’s Permitted Assign.

In the event of the death of the Permitted Assign, the Award shall be automatically transferred to the Employee, Director or Consultant who effected the transfer of the Award to the deceased Permitted Assign.

ARTICLE 4
GRANT OF AWARDS

4.1        Grant of Awards

If, and for so long as (i) the Shares are listed on the TSXV, (ii) the Shares are listed on the Toronto Stock Exchange, or (iii) the prior approval of the of the stock exchange on which the Shares are listed for trading is obtained, the Board may, from time to time, subject to the provisions of this Plan and such other terms and conditions as the Board may prescribe, grant RSUs to any Participant and may grant PSUs to any Participant, other than a Director. The number of Awards to be credited to each Participant’s Award Account shall be computed by dividing (a) the Award Value, by (b) the Market Price of a Share on the day immediately preceding the Grant Date, with fractions rounded down to the nearest whole number.

4.2        Terms of Awards

The Board shall have the authority to condition the grant of Awards upon the attainment of specified performance criteria, continued employment for a specific period of time, or such other factors (which may vary as between Awards) as the Board may determine in its sole discretion.

4.3        Vesting of Awards

The Board shall have the authority to determine at the time of grant, in its sole discretion, the duration of the vesting period and other vesting terms applicable to the grant of Awards. The Vesting Date of an Award shall be the date or dates specified in the Award Agreement. On and after the Vesting Date, an Award, adjusted, in the case of PSUs, by the Adjustment Factor, is a “Vested Award”.

4.4        Crediting of Awards and Dividend Equivalents Award

Awards granted to a Participant shall be credited to the Participant’s Award Account on the Award Date. Each grant of Awards must be confirmed by an Award Agreement signed by the Corporation and the Participant. From time to time, a Participant’s Award Account shall be credited with additional dividend equivalent Awards in respect of outstanding PSUs and RSUs on each dividend payment date in respect of which normal cash dividends are paid on Shares. Such dividend equivalents shall be computed as:

(a)	the amount of the dividend declared and paid per Share multiplied by the number of Awards, recorded in the Participant’s Award Account on the date for the payment of such dividend, divided by

(b)	the Market Price of a Share as at the dividend payment date.

4.5        Redemption Date Notice

Participants shall elect a Redemption Date for Awards as follows:

(a)	Non-U.S. Participants may elect at any time to redeem Vested Awards on any date or dates after the date the Awards become Vested Awards and on or before the Expiry Date (the “Redemption Date”); and

(b)

U.S. Participants shall elect to redeem Vested Awards on a fixed date or dates after the date the Awards become Vested Awards and on or before the Expiry Date (the “Redemption Date”) provided that such election must be irrevocably made prior to the earlier of: (i) receipt by the U.S. Participant of each Award of ; and (ii) the first day of the taxable year of the U.S. Participant in which the Performance Period, or other period over which the award is to be earned and vests, begins. For this purpose a “fixed date” may include any permissible payment event under Section 409A of the Code, or example, Separation from Service or a Change of Control (if also a change of control for purposes of Section 409A of the Code).

Provided that if the Participant does not elect a Redemption Date in respect of an Award the Award shall be redeemed on the Expiry Date.

4.6        Redemption of Share Units

The Company shall redeem the Vested Share Units elected to be redeemed by the Participant on the earlier of the elected Redemption Date and the date set out in ARTICLE 5, by issuing and delivering to the Participant the number of Shares equal to one Share for each whole Vested Award elected to be redeemed. The Shares shall be issued within ten business days of the Redemption Date. As a condition to the redemption of Vested Share Units, the Participant will make such arrangements as required for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the redemption.

Notwithstanding anything to the contrary in this Section, the Corporation shall redeem each U.S. Participant’s Vested Awards and transfer Shares to the U.S. Participant no later than the earlier of the Redemption Date and the date the U.S. Participant has a Separation from Service.

4.7        Effect of Redemption of Share Units

A Participant shall have no further rights respecting any Vested Share Unit which has been redeemed in accordance with the Plan.

ARTICLE 5
TERMINATION OF EMPLOYMENT OR SERVICES

5.1        Death or Disability

If a Participant dies or becomes Disabled while an Employee, Director or Consultant:

(a)

a portion of the next instalment of any Awards due to vest shall immediately vest such portion to equal to the number of Awards next due to vest multiplied by a fraction the numerator of which is the number of days elapsed since the date of vesting of the last instalment of the Awards (or if none have vested, the Date of Grant) to the date of Disability or death and the denominator of which is the number of days between the date of vesting of the last instalment of the Awards (or if none have vested, the Date of Grant) and the date of vesting of the next instalment of the Awards, provided that, for PSUs the Adjustment Factor will be deemed to be 1.0;

(b)

unless otherwise determined by the Board and set forth in an Award Agreement and subject to subsection (c), any Awards held by the Participant that are not yet vested at the date of Disability or death are immediately forfeited to the Corporation on the date of Disability or death; and

(c)	such Participant’s or Director’s eligibility to receive further grants of Awards under the Plan ceases as of the date of Disability or death.

5.2	Termination of Employment or Services

(a)

Where a Participant’s employment or term of office or engagement with the Corporation or an Affiliate terminates by reason of the Participant’s death or Disability, then the provisions of Section 5.1 will apply.

(b)

Unless otherwise determined by the Board and set forth in an Award Agreement, where a Participant’s employment or term of office or engagement terminates by reason of a Participant’s resignation or, in the case of a Consultant, by reason of the termination by the Consultant of the Consultant’s engagement in accordance with the terms of such engagement, then any Awards held by the Participant that are not Vested Awards at the Termination Date are immediately forfeited to the Corporation on the Termination Date. Vested Awards must be redeemed at the earlier of the Expiry Date and 90 days following the Termination Date.

(c)

Unless otherwise determined by the Board and set forth in an Award Agreement, where a Participant’s employment or term of office or engagement terminates by reason of termination by the Corporation or an Affiliate without Cause in the case of an Employee, without breach of a Director’s fiduciary duties or without breach of contract by a Consultant, as applicable (in each case as determined by the Board in its sole discretion) (whether such termination occurs with or without any or adequate notice or reasonable notice, or with or without any or adequate compensation in lieu of such notice), then any Awards held by the Participant that are not Vested Awards at the Termination Date are immediately forfeited to the Corporation on the Termination Date. Vested Awards must be redeemed at the earlier of the Expiry Date and 90 days following the Termination Date.

(d)

Where an Employee Participant’s or Consultant Participant’s employment or engagement is terminated by the Corporation or an Affiliate for Cause (as determined by the Board in its sole discretion), or, in the case of a Consultant, for breach of contract (as determined by the Board in its sole discretion), then any Awards held by the Participant at the Termination Date (whether or not Vested Awards) are immediately forfeited to the Corporation on the Termination Date. Vested Awards must be redeemed at the earlier of the Expiry Date and 90 days following the Termination Date.

(e)

Where a Director’s term of office is terminated by the Corporation for breach by the Director of his or her fiduciary duty to the Corporation (as determined by the Board in its sole discretion), then any Awards held by the Director at the Termination Date (whether or not Vested Awards) are immediately forfeited to the Corporation on the Termination Date.

(f)

Where a Director’s term of office terminates for any reason other than death or Disability of the Director or a breach by the Director of his or her fiduciary duty to the Corporation (as determined by the Board in its sole discretion), the Board may, in its sole discretion, at any time prior to or following the Termination Date, provide for the vesting (or lapse of restrictions) of any or all Awards held by a Director on the Termination Date. Vested Awards must be redeemed at the earlier of the Expiry Date and 90 days following the Termination Date.

(g)

The eligibility of a Participant to receive further grants under the Plan ceases as of the date that the Corporation or an Affiliate, as the case may be, provides the Participant with written notification that the Participant’s employment or term of service is terminated, notwithstanding that such date may be prior to the Termination Date.

(h)

Unless the Board, in its sole discretion, otherwise determines, at any time and from time to time, Awards are not affected by a change of employment arrangement within or among the Corporation or a Subsidiary for so long as the Participant continues to be an employee of the Corporation or a Subsidiary, including without limitation a change in the employment arrangement of a Participant whereby such Participant becomes a Director.

5.3        Discretion to Permit Acceleration

Notwithstanding the provisions of Sections 5.1 and 5.2, the Board may, in its discretion, at any time prior to or following the events contemplated in such Sections, permit the acceleration of vesting of any or all Awards, all in the manner and on the terms as may be authorized by the Board and based on an Adjustment Factor determined in the discretion of the Committee.

ARTICLE 6
CHANGE IN CONTROL

6.1        Change in Control

The Board shall have the right to determine that any unvested or unearned Awards outstanding immediately prior to the occurrence of a Change in Control shall become fully vested or earned or free of restriction upon the occurrence of such Change in Control and based on an Adjustment Factor determined in the discretion of the Committee. The Board may also determine that any vested or earned Awards shall be redeemed as of the date such Change in Control is deemed to have occurred, or as of such other date as the Board may determine prior to the Change in Control. Further, the Board shall have the right to provide for the conversion or exchange of any Awards into or for rights or other securities in any entity participating in or resulting from the Change in Control.

ARTICLE 7
SHARE CAPITAL ADJUSTMENTS

7.1        General

The existence of any Awards does not affect in any way the right or power of the Corporation or its shareholders to make, authorize or determine any adjustment, recapitalization, reorganization or any other change in the Corporation’s capital structure or its business, or any amalgamation, combination, arrangement, merger or consolidation involving the Corporation, to create or issue any bonds, debentures, Shares or other securities of the Corporation or to determine the rights and conditions attaching thereto, to effect the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, or to effect any other corporate act or proceeding, whether of a similar character or otherwise, whether or not any such action referred to in this Section would have an adverse effect on this Plan or on any Award granted hereunder.

7.2        Reorganization of Corporation’s Capital

Should the Corporation effect a subdivision or consolidation of Shares or any similar capital reorganization or a payment of a stock dividend (other than a stock dividend that is in lieu of a cash dividend), or should any other change be made in the capitalization of the Corporation that does not constitute a Change in Control and that would warrant the amendment or replacement of any existing Awards in order to adjust the number of Shares that may be acquired on the vesting of outstanding Awards and/or the terms of any Award in order to preserve proportionately the rights and obligations of the Participants holding such Awards, the Board will, subject to the prior approval of the Exchange, authorize such steps to be taken as it may consider to be equitable and appropriate to that end.

7.3        Other Events Affecting the Corporation

In the event of an amalgamation, combination, arrangement, merger or other transaction or reorganization involving the Corporation and occurring by exchange of Shares, by sale or lease of assets or otherwise, that does not constitute a Change in Control and that warrants the amendment or replacement of any existing Awards in order to adjust: (a) the number of Shares that may be acquired on the vesting of outstanding Awards and/or (b) the terms of any Award in order to preserve proportionately the rights and obligations of the Participants holding such Awards, the Board will, subject to the prior approval of the Exchange, authorize such steps to be taken as it may consider to be equitable and appropriate to that end.

7.4        Immediate Acceleration of Awards

Where the Board determines that the steps provided in Sections 7.2 and 7.3 would not preserve proportionately the rights, value and obligations of the Participants holding such Awards in the circumstances or otherwise determines that it is appropriate, the Board may permit the immediate vesting of any unvested Awards and based on an Adjustment Factor determined in the discretion of the Committee.

7.5        Issue by Corporation of Additional Shares

Except as expressly provided in this ARTICLE 7, neither the issue by the Corporation of shares of any class or securities convertible into or exchangeable for shares of any class, nor the conversion or exchange of such shares or securities, affects, and no adjustment by reason thereof is to be made with respect to the number of Shares that may be acquired as a result of a grant of Awards.

7.6        Fractions

No fractional Shares will be issued pursuant to an Award. Accordingly, if, as a result of any adjustment under Section 7.2, 7 or dividend equivalent, a Participant would become entitled to a fractional Share, the Participant has the right to acquire only the adjusted number of full Shares and no payment or other adjustment will be made with respect to the fractional Shares, which shall be disregarded.

ARTICLE 8
MISCELLANEOUS PROVISIONS

8.1        Legal Requirement

The Corporation is not obligated to grant any Awards, issue any Shares or other securities, make any payments or take any other action if, in the opinion of the Board, in its sole discretion, such action would constitute a violation by a Participant, Director or the Corporation of any provision of any applicable statutory or regulatory enactment of any government or government agency or the requirements of any stock exchange upon which the Shares may then be listed.

8.2        Participants’ Entitlement

Except as otherwise provided in this Plan, Awards previously granted under this Plan are not affected by any change in the relationship between, or ownership of, the Corporation and an Affiliate. For greater certainty, all grants of Awards remain are not affected by reason only that, at any time, an Affiliate ceases to be an Affiliate.

8.3        Withholding Taxes

The granting or vesting of each Award under this Plan is subject to the condition that if at any time the Board determines, in its discretion, that the satisfaction of withholding tax or other withholding liabilities is necessary or desirable in respect of such grant or vesting, such action is not effective unless such withholding has been effected to the satisfaction of the Board. In such circumstances, the Board may require that a Participant pay to the Corporation such amount as the Corporation or an Affiliate is obliged to remit to the relevant taxing authority in respect of the granting or vesting of the Award. Any such additional payment is due no later than the date on which any amount with respect to the Award is required to be remitted to the relevant tax authority by the Corporation or an Affiliate, as the case may be.

8.4        Rights of Participant

No Participant has any claim or right to be granted an Award and the granting of any Award is not to be construed as giving a Participant a right to remain as an employee, consultant or director of the Corporation or an Affiliate. No Participant has any rights as a shareholder of the Corporation in respect of Shares issuable pursuant to any Award until the allotment and issuance to such Participant, or as such Participant may direct, of certificates representing such Shares.

8.5        Other Incentive Awards

The Board shall have the right to grant other incentive awards based upon Shares under this Plan to Participants in accordance with applicable laws and regulations and subject to regulatory approval, including without limitation the approval of the Exchange (to the extent the Corporation has any securities listed on the particular exchange), having such terms and conditions as the Board may determine, including without limitation the grant of Shares based upon certain conditions and the grant of securities convertible into Shares.

8.6        Blackout Period

If an Award expires during, or within ten Business Days after, a trading black-out period imposed by the Corporation to restrict trades in the Corporation’s securities, then, notwithstanding any other provision of this Plan, the Award shall expire ten business days after the trading black-out period is lifted by the Corporation.

8.7        Termination

The Board may, without notice or shareholder approval, terminate the Plan on or after the date upon which no Awards remain outstanding.

8.8        Amendment

(a)

Subject to the rules and policies of any stock Exchange on which the Shares are listed and applicable law, the Board may, without notice or shareholder approval, at any time or from time to time, amend the Plan for the purposes of:

	(i)	making any amendments to the general vesting provisions of each Award;

	(ii)	making any amendments to the provisions set out in ARTICLE 5;

(iii)

making any amendments to add covenants of the Corporation for the protection of Participants, as the case may be, provided that the Board shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the Participants, as the case may be;

(iv)

making any amendments not inconsistent with the Plan as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the Board, having in mind the best interests of the Participants, it may be expedient to make, including amendments that are desirable as a result of changes in law in any jurisdiction where a Participant resides, provided that the Board shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Participants; or

(v)

making such changes or corrections which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Board shall be of the opinion that such changes or corrections will not be prejudicial to the rights and interests of the Participants.

(b)

Subject to Section 6.1, the Board shall not materially adversely alter or impair any rights or increase any obligations with respect to an Award previously granted under the Plan without the consent of the Participant, as the case may be.

(c)

Notwithstanding any other provision of this Plan, none of the following amendments shall be made to this Plan without approval of the Exchange (to the extent the Corporation has any securities listed on the particular Exchange) and the approval of shareholders in accordance with the requirements of such Exchange(s):

(i)

amendments to the Plan which would increase the number of Shares issuable under the Plan, except as otherwise provided pursuant to the provisions in the Plan, including Sections 7.2 and 7.3, which permit the Board to make adjustments in the event of transactions affecting the Corporation or its capital;

(ii)

amendments to the Plan which would increase the number of Shares issuable to Insiders, except as otherwise provided pursuant to the provisions in the Plan, including Sections 7.2 and 7.3, which permit the Board to make adjustments in the event of transactions affecting the Corporation or its capital; and

(iii)	amendments to this Section 8.8.

Any amendment that would cause an Award held by a U.S. Participant to fail to comply with Section 409A of the Code shall be null and void ab initio.

8.9        Section 409A of the Code

This Plan will be construed and interpreted to be exempt from, or where not so exempt, to comply with Section 409A of the Code to the extent required to preserve the intended tax consequences of this Plan. The Corporation reserves the right to amend this Plan to the extent it reasonably determines is necessary in order to preserve the intended tax consequences of this Plan in light of Section 409A of the Code and any regulations or guidance under that section. In no event will the Corporation be responsible if Awards under this Plan result in adverse tax consequences to a U.S. Participant under Section 409A of the Code. Notwithstanding any provisions of the Plan to the contrary, in the case of any “specified employee” within the meaning of Section 409A of the Code who is a U.S. Participant, distributions of non-qualified deferred compensation under Section 409A of the Code made in connection with a “separation from service” within the meaning set forth in Section 409A of the Code may not be made prior to the date which is 6 months after the date of separation from service (or, if earlier, the date of death of the U.S. Participant). Any amounts subject to a delay in payment pursuant to the preceding sentence shall be paid as soon practicable following such 6-month anniversary of such separation from service.

8.10      Indemnification

Every member of the Board will at all times be indemnified and saved harmless by the Corporation from and against all costs, charges and expenses whatsoever including any income tax liability arising from any such indemnification, that such member may sustain or incur by reason of any action, suit or proceeding, taken or threatened against the member, otherwise than by the Corporation, for or in respect of any act done or omitted by the member in respect of this Plan, such costs, charges and expenses to include any amount paid to settle such action, suit or proceeding or in satisfaction of any judgment rendered therein.

8.11      Participation in the Plan

The participation of any Participant in the Plan is entirely voluntary and not obligatory and shall not be interpreted as conferring upon such Participant any rights or privileges other than those rights and privileges expressly provided in the Plan. In particular, participation in the Plan does not constitute a condition of employment or engagement nor a commitment on the part of the Corporation to ensure the continued employment or engagement of such Participant. The Plan does not provide any guarantee against any loss which may result from fluctuations in the market value of the Shares. The Corporation does not assume responsibility for the income or other tax consequences for the Participants and Directors and they are advised to consult with their own tax advisors.

8.12      International Participants

With respect to Participants who reside or work outside Canada and the United States, the Board may, in its sole discretion, amend, or otherwise modify, without shareholder approval, the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the provisions of local law, and the Board may, where appropriate, establish one or more sub-plans to reflect such amended or otherwise modified provisions.

8.13      Effective Date

This Plan becomes effective on which the Plan was approved by the majority of the disinterested shareholders of the Corporation.

8.14      Governing Law

This Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the federal laws of Canada applicable therein.

8.15      Compliance with United States Securities Laws

All Awards and the issuance of Shares underlying such Awards issued pursuant to the Plan will be issued pursuant to the registration requirements of the United States Securities Act of 1933, as amended, or an exemption from such registration requirements.

SCHEDULE A

Restricted Share Unit Award Agreement

IntelGenx Technologies Corp. (“Us”, “We” or “Our”) hereby grants the following Restricted Share Units to you subject to the terms and conditions of this Award Agreement (the “Agreement”), together with the provisions of Our Performance and Restricted Share Unit Plan (the “Plan”) dated May **, 2018, in which you become a “Participant”, all the terms of which are hereby incorporated into this Agreement:

Name and Address of Participant: _________________________________________________________________________

Date of Grant: ________________________________________________________________________________________

Type of Award: _______________________________________________________________________________________

Total Number Granted: __________________________________________________________________________________

Vesting Date(s): _______________________________________________________________________________________

Expiry Date: __________________________________________________________________________________________

1.

The terms and conditions of the Plan are hereby incorporated by reference as terms and conditions of this Award Notice and all capitalized terms used herein, unless expressly defined in a different manner, have the meanings ascribed thereto in the Plan.

2.

Each notice relating to the Award must be in writing and signed by the Participant or the Participant’s legal representative. All notices to Us must be delivered personally or by prepaid registered mail and must be addressed to Our Corporate Secretary. All notices to the Participant will be addressed to the principal address of the Participant on file with Us. Either the Participant or We may designate a different address by written notice to the other. Any notice given by either the Participant or US is not binding on the recipient thereof until received.

3.

Nothing in the Plan, in this Agreement, or as a result of the grant of an Award to you, will affect Our right, or that of any Affiliate of Ours, to terminate your employment or term of office or engagement at any time for any reason whatsoever. Upon such termination, your rights to exercise Award will be subject to restrictions and time limits, complete details of which are set out in the Plan.

INTELGENX TECHNOLOGIES CORP.

By: _________________________________________________
         Authorized Signatory

I have read the foregoing Agreement and hereby accept the Award in accordance with and subject to the terms and conditions of the Agreement and the Plan. I understand that I may review the complete text of the Plan by contacting the Office of the Corporate Secretary. I agree to be bound by the terms and conditions of the Plan governing the Award.

Date Accepted	Signature

SCHEDULE B

Performance Share Unit Award Agreement

IntelGenx Technologies Corp. (“Us”, “We” or “Our”) hereby grants the following Performance Share Units to you subject to the terms and conditions of this Award Agreement (the “Agreement”), together with the provisions of Our Performance and Restricted Share Unit Plan (the “Plan”), dated May **, 2018 , in which you become a “Participant”, all the terms of which are hereby incorporated into this Agreement:

Name and Address of Participant: _________________________________________________________________________

Date of Grant: ________________________________________________________________________________________

Type of Award: _______________________________________________________________________________________

Total Number Granted: __________________________________________________________________________________

Vesting Date(s): _______________________________________________________________________________________

Expiry Date: __________________________________________________________________________________________

Performance Period: ____________________________________________________________________________________

The Adjustment Factor is determined as follows:

[set out the performance criteria and adjustment factor]

The Adjustment Factor for performance between the numbers set out above is interpolated on a straight line basis.

1.

The terms and conditions of the Plan are hereby incorporated by reference as terms and conditions of this Award Notice and all capitalized terms used herein, unless expressly defined in a different manner, have the meanings ascribed thereto in the Plan.

2.

Each notice relating to the Award must be in writing and signed by the Participant or the Participant’s legal representative. All notices to Us must be delivered personally or by prepaid registered mail and must be addressed to Our Corporate Secretary. All notices to the Participant will be addressed to the principal address of the Participant on file with Us. Either the Participant or We may designate a different address by written notice to the other. Any notice given by either the Participant or US is not binding on the recipient thereof until received.

3.

Nothing in the Plan, in this Agreement, or as a result of the grant of an Award to you, will affect Our right, or that of any Affiliate of Ours, to terminate your employment or term of office or engagement at any time for any reason whatsoever. Upon such termination, your rights to exercise Award will be subject to restrictions and time limits, complete details of which are set out in the Plan.

SCHEDULE C

Redemption Notice

To: IntelGenx Technologies Corp.

The undersigned elects to redeem:

___________ % of the Vested Awards and related dividend equivalents on [specify date after the date the redemption notice is provided].

DATED_________________________
Name: